                                                        EXHIBIT 99.3


                          SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT




                                     AMONG

                               GLOBAL MARINE INC.

                         VARIOUS LENDING INSTITUTIONS,

                                      AND

                             BANKERS TRUST COMPANY,
                            AS ADMINISTRATIVE AGENT,

                      SOCIETE GENERALE, SOUTHWEST AGENCY,
                             AS DOCUMENTATION AGENT

                                      AND

                    SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
                                      AND
                     DEN NORSKE BANK ASA, NEW YORK BRANCH,
                                  AS CO-AGENTS


                     $240,000,000.00 REVOLVING CREDIT LOAN



                          DATED AS OF DECEMBER 9, 1997

                               TABLE OF CONTENTS


SECTION 1           AMOUNT AND TERMS OF CREDIT....................................................................1
         1.01       Commitment....................................................................................1
         1.02       Minimum Borrowing Amounts, etc................................................................4
         1.03       Notice of Borrowing...........................................................................4
         1.04       Disbursement of Funds.........................................................................7
         1.05       Notes.........................................................................................8
         1.06       Conversions...................................................................................9
         1.07       Pro Rata Borrowings...........................................................................9
         1.08       Interest.....................................................................................10
         1.09       Interest Periods.............................................................................11
         1.10       Increased Costs, Illegality, etc.............................................................11
         1.11       Compensation.................................................................................13
         1.12       Change of Lending Office.....................................................................14
         1.13       Replacement of Banks.........................................................................14

SECTION 2           LETTERS OF CREDIT............................................................................16
         2.01       Letters of Credit............................................................................16
         2.02       Minimum Stated Amount........................................................................17
         2.03       Letter of Credit Requests; Request for Issuance of Letter of Credit..........................17
         2.04       Agreement to Repay Letter of Credit Payments.................................................17
         2.05       Letter of Credit Participations..............................................................18
         2.06       Increased Costs..............................................................................20
         2.07       Indemnities..................................................................................21

SECTION 3           FEES; COMMITMENTS............................................................................22
         3.01       Fees.........................................................................................22
         3.02       Voluntary Reduction of Commitments...........................................................23
         3.03       Termination of Commitments...................................................................23

SECTION 4           PAYMENTS.....................................................................................24
         4.01       Voluntary Prepayments........................................................................24
         4.02       Mandatory Repayments.........................................................................24
         4.03       Method and Place of Payment..................................................................26
         4.04       Net Payments.................................................................................26

SECTION 5           CONDITIONS PRECEDENT.........................................................................29
         5.01       Consent of Banks.............................................................................29
         5.02       Execution of Notes...........................................................................29
         5.03       No Default; Representations and Warranties...................................................29
         5.04       Officer's Certificate........................................................................29

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
         5.05       Opinions of Counsel..........................................................................29
         5.06       Corporate Proceedings........................................................................30
         5.07       Litigation...................................................................................30
         5.08       Approvals....................................................................................30
         5.09       Fees.........................................................................................30
         5.10       Margin Rules.................................................................................31
         5.11       Notice of Borrowing..........................................................................31
         5.12       Fulfillment of Conditions....................................................................31

SECTION 6           REPRESENTATIONS, WARRANTIES AND AGREEMENTS...................................................32
         6.01       Status.......................................................................................32
         6.02       Power and Authority..........................................................................32
         6.03       No Violation.................................................................................32
         6.04       Litigation...................................................................................33
         6.05       Use of Proceeds; Margin Regulations..........................................................33
         6.06       Governmental Approvals.......................................................................34
         6.07       Investment Company Act.......................................................................34
         6.08       Public Utility Holding Company Act...........................................................34
         6.09       True and Complete Disclosure.................................................................34
         6.10       Financial Condition; Financial Statements....................................................35
         6.11       Tax Returns and Payments.....................................................................35
         6.12       Employee Benefit Plans.......................................................................35
         6.13       Subsidiaries.................................................................................36
         6.14       Patents, etc.................................................................................36
         6.15       Environmental Matters........................................................................37
         6.16       Properties...................................................................................38
         6.17       Labor Relations..............................................................................38
         6.18       Insurance....................................................................................38

SECTION 7           AFFIRMATIVE COVENANTS........................................................................39
         7.01       Information Covenants........................................................................39
         7.02       Books, Records and Inspections...............................................................40
         7.03       Maintenance of Insurance.....................................................................40
         7.04       Payment of Taxes.............................................................................41
         7.05       Consolidated Corporate Franchises............................................................41
         7.06       Compliance with Statutes, etc................................................................41
         7.07       Good Repair..................................................................................41
         7.08       Use of Proceeds..............................................................................41
         7.09       ERISA........................................................................................42

SECTION 8           NEGATIVE COVENANTS...........................................................................43
         8.01       Changes in Business..........................................................................43
         8.02       Consolidation, Merger, Sale of Assets, etc...................................................43

                                      -ii-

         8.03       Indebtedness and Liens.......................................................................43
         8.04       Restrictions on Subsidiaries.................................................................44
         8.05       Transactions with Affiliates.................................................................45
         8.06       Limitation on Sale/Leaseback Transactions....................................................45
         8.07       Cash Interest Coverage Ratio.................................................................46
         8.08       Debt to Capitalization Ratio.................................................................46
         8.09       Tangible Net Worth...........................................................................46

SECTION 9           EVENTS OF DEFAULT............................................................................48
         9.01       Payments.....................................................................................48
         9.02       Representations, etc.........................................................................48
         9.03       Covenants....................................................................................48
         9.04       Default Under Other Agreements...............................................................48
         9.05       Bankruptcy, etc..............................................................................48
         9.06       Senior Secured Notes Redemption..............................................................49
         9.07       Judgments....................................................................................49
         9.08       Change of Control............................................................................49
         9.09       Employee Benefit Plans.......................................................................49

SECTION 10          DEFINITIONS..................................................................................51

SECTION 11          THE AGENTS...................................................................................71
         11.01      Appointment..................................................................................71
         11.02      Nature of Duties.............................................................................71
         11.03      Lack of Reliance on the Agents...............................................................71
         11.04      Certain Rights of the Administrative Agent...................................................72
         11.05      Reliance.....................................................................................72
         11.06      Indemnification..............................................................................72
         11.07      The Agents in Their Individual Capacity......................................................72
         11.08      Holders......................................................................................73
         11.09      Resignation by the Administrative Agent......................................................73

SECTION 12          MISCELLANEOUS................................................................................74
         12.01      Indemnification, Payment of Expenses, etc....................................................74
         12.02      Right of Setoff..............................................................................75
         12.03      Notices......................................................................................75
         12.04      Benefit of Agreement.........................................................................75
         12.05      No Waiver; Remedies Cumulative...............................................................77
         12.06      Payments Pro Rata............................................................................77
         12.07      Calculations; Computations...................................................................78
         12.08      Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.......................78
         12.09      Counterparts.................................................................................79
         12.10      Effectiveness................................................................................79

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

         12.11      Headings Descriptive.........................................................................79
         12.12      Amendment or Waiver..........................................................................80
         12.13      Survival.....................................................................................80
         12.14      Domicile of Loans............................................................................80
         12.15      Confidentiality..............................................................................80
         12.16      Registry.....................................................................................81
         12.17      Effect on the First Restated Credit Agreement
                    and Other Credit Documents...................................................................81

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Annex I                      Commitments
Annex II                     Bank Addresses
Exhibit 1.03                 Form of Notice of Borrowing
Exhibit 1.03(c)(i)A          Form of Notice of Competitive Borrowing
Exhibit 1.03(c)(i)B          Form of Invitation to Bid
Exhibit 1.03(c)(ii)          Form of Competitive Bid
Exhibit 1.03(c)(iv)          Form of Competitive Bid Accept/Reject Letter
Exhibit 1.05(a)              Form of Note
Exhibit 1.05(b)              Form of Swing Line Note
Annex 2.01(d)                Existing Letters of Credit
Exhibit 2.03                 Form of Letter of Credit Request
Exhibit 4.04(b)(ii)          Form of Section 4.04(b)(ii) Certificate
Exhibit 5.05-A               Form of Opinion of Baker & Botts, L.L.P.
Exhibit 5.05-B               Form of Opinion of James L. McCulloch
Exhibit 5.05-C               Form of Opinion of Andrews & Kurth L.L.P.
Exhibit 5.06                 Form of Officers' Certificate
Annex 6.13                   Subsidiaries
Annex 6.16(b)                Offshore Drilling Rigs Owned or Leased
Exhibit 7.01(c)              Form of Compliance Certificate
Exhibit 8.04(b)              Form of Guaranty
Exhibit 10.01A               Form of Assignment and Assumption Agreement

                  THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), is entered into as of December 9, 1997, among GLOBAL MARINE INC. ("Borrower"), a Delaware corporation, the lending institutions listed on Annex
1.1 hereto (each a "Bank" and, collectively, the "Banks"), BANKERS TRUST COMPANY, as Administrative Agent (the "Administrative Agent" and, together with the hereafter named Documentation Agent or Co-Agent, the "Agents"), Societe Generale, Southwest Agency, as Documentation Agent, and Den Norske Bank ASA, New York Branch and Skandinaviska Enskilda Banken AB (publ), as Co-Agents, Bankers Trust Company as Letter of Credit Issuer and Bankers Trust Company as Swing Line Bank, all as provided herein. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.

                  WHEREAS, Borrower, Banks, Administrative Agent and various Banks named therein originally entered into that certain Credit Agreement dated as of February 12, 1997 (as amended from time to time, the "Original Credit Agreement") as amended and restated by agreement dated as of July 15, 1997 (as amended from time to time, the "First Restated Credit Agreement") and are entering into this Agreement in order to amend and restate the First Restated Credit Agreement, to add the Swing Line Commitment and to effect the other changes and terms set forth herein.

                  WHEREAS, Borrower, Banks and the Agents intend that (a) all obligations of the parties under the Original Credit Agreement and the First Restated Credit Agreement shall continue to exist under and be evidenced by this Agreement and other Credit Documents, as amended and restated hereby and
(b) except as expressly stated herein or amended hereby, the First Restated Credit Agreement and other Credit Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all obligations.

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree that the First Restated Credit Agreement is hereby amended and restated in its entirety as follows:


                                   SECTION 1
                           AMOUNT AND TERMS OF CREDIT

                  1.01 Commitment. (a) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make a revolving credit loan or loans (each a "Revolving Credit Loan" and, collectively with all other Loans (including the Swing Line Loans and the Competitive Bid Loans), the "Loans") under the Facility to Borrower, which Revolving Credit Loans (i) shall be made at any time and from time to time on and after the Initial Borrowing Date and prior to the Maturity Date, (ii) except as hereinafter provided, may, at the option of Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans; provided, however, that all Revolving Credit Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) together with all other Loans and all Letter of Credit Outstandings, shall not exceed in the aggregate for all Banks at any time outstanding, the Total Commitment and (v) shall not exceed for any Bank at any time outstanding the aggregate principal amount which, when combined with the aggregate outstanding principal amount of all other Loans (excluding Competitive Bid Loans) of such Bank and with such Bank's Adjusted Percentage of the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Loans) at such time, equals (A) if such Bank is a Non-Defaulting Bank, the Adjusted Commitment of such Bank at such time and (B) if such Bank is a Defaulting Bank, the Commitment of such Bank at such time, provided, the Commitment of the Swing Line Bank shall be calculated independently of its Commitment to make Revolving Credit Loans.

                  (b) (i) Subject to and upon the terms and conditions herein set forth, the Swing Line Bank hereby severally agrees to make a loan or loans (the "Swing Line Loans") under the Facility to Borrower, which Swing Line Loan shall be subject to the terms contained in paragraph (a) of this Section 1.01, but shall not be subject to the Minimum Borrowing Amount requirements. All Swing Line Loans, in the aggregate, shall not exceed the total Swing Line Commitment, and shall be held by the Swing Line Bank, subject to subparagraph
(b)(ii). Borrowings under the Swing Line Loan may be repaid and reborrowed in accordance with the provisions hereof. Except as otherwise set forth herein, any Loans or Borrowings made under the Swing Line Commitment shall count as a Loan for all purposes hereunder (except for the calculation of the Fees payable under Section 3.01(a) hereof), and, specifically, such Loans or Borrowings shall reduce the amount available to Borrower under the Total Commitment, provided, such Loans or Borrowings shall not reduce the Available Unutilized Commitment of the Swing Line Bank. The total amount of all Loans outstanding, including all Swing Line Loans, plus all Letter of Credit Outstandings shall never exceed the Total Commitment.

                  (ii) At any time before or after a Default or Event of Default, the Swing Line Bank, in its sole and absolute discretion, may give notice to the Administrative Agent to request each Bank, including the Swing Line Bank, to make a Loan as a Base Rate Revolving Credit Loan in an amount equal to such Bank's Percentage times the outstanding principal balance of any Swing Line Loan outstanding on the date such notice is given; provided that the provision of this subsection shall not affect the obligation of the Borrower to prepay Swing Line Loans in accordance with the terms hereof. Unless the Commitments shall have expired or terminated, each Bank shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Bank on the next Business Day following such request, in immediately available funds. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Swing Line Loan.

                  (iii) At any time before or after a Default or Event of Default, if the Commitments shall have expired or be terminated while any Swing Line Loan is outstanding, each Bank, at the sole option of the Swing Line Bank, shall either (A) notwithstanding the expiration or termination of the

Commitments, make a Revolving Credit Loan as a Base Rate Loan which such Loan shall be deemed a Loan for all purposes of this Agreement and the other Credit Documents or (B) be deemed, without further action by any Person, to have purchased from the Swing Line Bank a participation in such Swing Line Loan in either case in an amount equal to such Bank's Percentage times the outstanding principal balance of such Swing Line Loan. The Administrative Agent shall notify each such Bank of the amount of such Revolving Credit Loan or participation and such Bank will transfer to the Administrative Agent for the account of the Swing Line Bank on the next Business Day following such notice, in immediately available funds, the amount of its Revolving Credit Loan or participation.

                  (iv) If any such Bank shall not have so made its Revolving Credit Loans or its percentage participation available to the Administrative Agent pursuant to this Section 1.01(b), such Bank agrees to pay interest thereon for each day from such date until the date such amount is paid at the Federal Funds Effective Rate on the date payment is to be made to the Administrative Agent. Whenever, at any time after the Administrative Agent has received from any Bank such Revolving Credit Loan or participating interest in a Swing Line Loan, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Bank its Percentage in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's Percentage interest was outstanding and funded) which payment shall be subject to repayment by such Bank if such payment received by the Administrative Agent is required to be returned. Each Bank's obligation to make the Revolving Credit Loans or purchase such participating interests pursuant to this Section 1.01(b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against the Swing Line Bank, the Administrative Agent or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default or the termination of Commitments; (C) the occurrence of any Material Adverse Effect;
(D) any breach of this Agreement by the Borrower or any other Bank; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Swing Line Loan, once so participated by any Bank, shall cease to be a Swing Line Loan with respect to that amount for purposes of this Agreement but shall continue to be a Revolving Credit Loan and be evidenced by such Bank's Note.

                  (c) No Bank shall be committed to make a Competitive Bid Loan, and any such Loan shall be made pursuant to the procedures and agreements set forth in Section 1.03(c). Except as otherwise set forth herein, Competitive Bid Loans, if made, shall count as a Loan for all purposes (except for calculation of the Fees payable under Section 3.01(a) hereof and the limitation of any Bank's aggregate Loans outstanding under its Commitment). Specifically, such Loans or Borrowings shall reduce the amount available to Borrower under the Total Commitment (except for calculation of the Fees due under Section 3.01(a)), provided, such Loans or Borrowings shall not reduce the Available Unutilized Commitment of any Bank making such Loans. The total amount of all Loans outstanding, including all Competitive Bid Loans, plus all Letter of Credit Outstandings, shall never exceed the Total Commitment.

                  (d) In no event shall the total of all Loans and Letter of Credit Outstandings hereunder exceed the Total Commitment.

                  1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount for the Loans (other than Swing Line Loans) constituting such Borrowing. More than one Borrowing may be incurred on any day; provided, however, that at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

                  1.03 Notice of Borrowing. (a) Whenever Borrower desires to incur Revolving Credit Loans under the Facility, it shall give the Administrative Agent at its Notice Office, prior to 11:00 a.m. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such written notice (each a "Notice of Borrowing") shall be in the form of Exhibit 1.03(a) hereto and shall be irrevocable and shall specify
(a) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (b) the date of Borrowing (which shall be a Business Day) and (c) whether the respective Borrowing shall consist of Base Rate Loans or (to the extent permitted) Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

                  (b) Whenever the Borrower requires a Borrowing under the Swing Line Loans, it shall give written notice thereof (or telephonic notice promptly confirmed in writing) to the Swing Line Bank not later than 11:00 a.m. (New York time) on the date of such Borrowing. Each notice shall be irrevocable and shall specify the aggregate principal amount of such Borrowing and the date of such Borrowing (which shall be a Business Day).

                  (c) (i) Whenever Borrower requests a Competitive Borrowing, Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed request for Competitive Bids in the form of Exhibit 1.03(c)(i)A hereto (a "Notice of Competitive Borrowing"), to be received by the Administrative Agent (i) in the case of a Eurodollar Rate Competitive Borrowing, not later than 10:00 a.m., New York City time, five (5) Business Days before the Borrowing Date specified for a proposed Eurodollar Competitive Borrowing and (ii) in the case of a Base Rate Competitive Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the Borrowing Date specified for a proposed Base Rate Competitive Borrowing. A Notice of Competitive Borrowing that does not conform substantially to the format of
Exhibit 1.03(c)(i)A may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopier. Each Notice of Competitive Borrowing shall in each case refer to this Agreement and specify (x) whether the Competitive Borrowing then being requested is to be a Eurodollar Rate Borrowing or a Base Rate Borrowing, (y) the Borrowing Date of such Borrowing and the aggregate principal amount thereof being requested (which shall not be less than $10,000,000.00 or greater than the unused Total Commitment on such Borrowing Date and shall be an integral multiple of $5,000,000.00), and (z) the Interest Period with respect thereto (which may not end after the Maturity Date). If a Notice of Competitive Borrowing is received by the Administrative Agent and is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (substantially in the form set forth in Exhibit 1.03(c)(i)B hereto) the Banks to bid (an "Invitation to Bid"), on the terms and conditions of this Agreement, to make Competitive Loans in response to such Notice of Competitive Borrowing. The Invitation to Bid with respect to any proposed Competitive Borrowing shall be given to the Banks promptly, and in no event later than 1:00 p.m., New York City time (i) in the case of a Eurodollar Rate Competitive Borrowing, five (5) Business Days before the Borrowing Date specified for such proposed Competitive Borrowing, and (ii) in the case of a Base Rate Competitive Borrowing, one Business Day before the Borrowing Date specified for such proposed Competitive Borrowing.

                  (ii) Each Bank may, in its sole discretion, make a Competitive Bid or Competitive Bids to the Administrative Agent responsive to the Notice of Competitive Borrowing. Each Competitive Bid by a Bank must be received by the Administrative Agent by telecopier, in the form of Exhibit 1.03(c)(ii) hereto, (i) in the case of a Eurodollar Rate Competitive Borrowing, not later than 9:30 a.m., New York City time, four (4) Business Days before the Borrowing Date specified for the proposed Eurodollar Rate Competitive Borrowing and (ii) in the case of a Base Rate Competitive Borrowing, not later than 10:00 a.m., New York City time, on the Borrowing Date specified for the proposed Base Rate Competitive Borrowing. Multiple bids may be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of
Exhibit 1.03(c)(ii) may be rejected by the Administrative Agent after conferring with, and upon the instruction of, Borrower, and the Administrative Agent shall notify the Bank of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and (x) specify the principal amount which shall be in a minimum principal amount and in integral multiples set forth in the preceding paragraph and which may equal the entire aggregate principal amount of the Competitive Borrowing requested by Borrower of the Competitive Loan that the Bank is willing to make to the Borrower requesting such Competitive Bid which may exceed such Bank's Commitment, (y) specify the Competitive Bid Rate or Competitive Bid Rates at which the Bank is prepared to make the Competitive Loan and (z) confirm the Interest Period with respect thereto specified by Borrower in its Notice of Competitive Borrowing. If any Bank shall elect not to make a Competitive Bid, such Bank shall so notify the Administrative Agent by telecopier (i) in the case of a Eurodollar Rate Competitive Borrowing, not later than 10:00 a.m., New York City time, three Business Days before the Borrowing Date specified for such proposed Competitive Borrowing and (ii) in the case of a Base Rate Competitive Borrowing, not later than 10:00 a.m., New York City time, on the Borrowing Date specified for a proposed Base Rate Competitive Borrowing; provided, however, that failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Competitive Loan as part of such Competitive Borrowing. Once accepted, a Competitive Bid submitted by a Bank pursuant to this paragraph (ii) shall be irrevocable.

                  (iii) Promptly, and in no event later than (i) in the case of a Eurodollar Rate Competitive Borrowing, 11:00 a.m., New York City time, four
(4) Business Days before the Borrowing Date specified for such proposed Competitive Borrowing and (ii) in the case of a Base Rate Competitive Borrowing, 11:00 a.m., New York City time, on the Borrowing Date specified for such proposed Competitive Borrowing, the Administrative Agent shall notify Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Bank that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to Borrower for its records as soon as practicable after completion of the bidding process.

                  (iv) Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (iv), accept or reject any Competitive Bid referred to in paragraph (iii) above. Borrower shall notify the Administrative Agent by telecopier in the form of a Competitive Bid Accept/Reject Letter whether and to what extent it has decided to accept or reject any or all of the bids referred to in paragraph (iii) above, (i) in the case of a Eurodollar Rate Competitive Borrowing, not later than 12:00 noon, New York City time, four (4) Business Days before the Borrowing Date specified for such proposed Competitive Borrowing and (ii) in the case of a Base Rate Competitive Borrowing, not later than 12:00 noon, New York City time, on the Borrowing Date specified for such proposed Competitive Borrowing; provided, however, that (w) the failure by Borrower to accept or reject any bid referred to in paragraph (iii) above within the time period specified herein shall be deemed to be a rejection of such bid, (x) the aggregate amount of the Competitive Bids accepted by Borrower shall not exceed the principal amount specified in the Notice of Competitive Borrowing, (y) if Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by Borrower to exceed the amount specified in the Notice of Competitive Borrowing, then Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Notice of Competitive Borrowing less the amount of all other Competitive Bids accepted with respect to such Notice of Competitive Borrowing, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (z) no bid shall be accepted for a Competitive Loan from any Bank unless such Competitive Loan is in the minimum principal amount and integral multiples set forth in the preceding paragraph
(c)(ii) provided further, however, that if a Competitive Loan must be in a lesser amount because of the provisions of clause (y) above, such Competitive Loan may be for such minimums and integral multiples thereof as agreed to by the Borrower and the relevant Bank, and in calculating the pro rata allocation of acceptances or portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (y) the amounts shall be rounded to integral multiples in a manner which shall be in the discretion of Borrower and the relevant Bank. Each acceptance of a Competitive Bid shall be irrevocable and binding on Borrower.

                  (v) Promptly, and in no event later than 1:00 p.m., New York City time, on each date Borrower accepts a Competitive Bid pursuant to Section 1.03(c)(iv), the Administrative Agent shall notify each Bank whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopier sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, the Administrative Agent shall notify each Bank of the aggregate principal amount of all Competitive Bids accepted.

                  (vi) Upon receipt from the Administrative Agent of the Eurodollar Rate applicable to any Eurodollar Rate Advances to be made by any Bank pursuant to a Competitive Bid that has been accepted by Borrower pursuant to Section 1.03(c)(ii), the Administrative Agent shall notify such Bank and Borrower of (i) the applicable Eurodollar Rate and (ii) the sum of the applicable Eurodollar Rate plus the Margin bid by such Bank.

                  (vii) No Competitive Borrowing shall be made within five (5) Business Days of the date of any other Competitive Borrowing, unless Borrower and the Administrative Agent shall mutually agree otherwise.

                  (viii) If the Administrative Agent or any of its Affiliates shall at any time have a Commitment hereunder and shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to the Borrower requesting such Competitive Bid one quarter of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Administrative Agent pursuant to paragraph (c)(ii) above.

                  1.04 Disbursement of Funds. (a) No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (other than Borrowings under the Swing Line Commitment), each Bank will make available its pro rata share (or, in the case of Competitive Bid Loans, its portion of such Loans accepted by Borrower pursuant to Section 1.03(c)(iv)) of each Borrowing requested to be made on such date in the manner provided below. All such amounts shall be made available to the Administrative Agent in Dollars and immediately available funds at the Payment Office, and the Administrative Agent promptly will make available to Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in Dollars and immediately available funds. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly (and in any event within three Business Days from the date the Administrative Agent made such funds available to Borrower) notify Borrower, and Borrower shall (within two Business Days of receiving such demand) pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the Federal Funds Effective Rate or (y) if paid by Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

                  (b) With respect to any Loan to be made under the Swing Line Commitment, no later than 2:00 p.m. (New York time) on the date requested in the Notice of Borrowing, the Swing Line Bank shall make available to Borrower in immediately available funds the amount of such Loan at the Borrower's account maintained at the Payment Office.

                  (c) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which Borrower may have against any Bank as a result of any default by such Bank hereunder.

                  1.05 Notes. (a) Borrower's obligation to pay the Loans made to it by each Bank shall be evidenced by a promissory note substantially in the form of Exhibit 1.05(a) hereto with blanks appropriately completed in conformity herewith (each a "Note" and, together with the Swing Line Note, collectively, the "Notes").

                  (b) Borrower's obligation to repay the Swing Line Loans made by the Swing Line Bank shall be evidenced by a promissory note duly executed and delivered by the Borrower to the Swing Line Bank substantially in the form of Exhibit 1.05(b) hereto (the "Swing Line Note"), and shall (i) be in a stated principal amount equal to the Swing Line Commitment, (ii) be payable as provided herein and mature on the Maturity Date, (iii) bear interest as provided in the appropriate clause of Section 1.08 and (iv) be entitled to the benefits of this Agreement and the other Loan Documents.

                  (c) Borrower's obligation to repay the Competitive Bid Loan shall be evidenced by the Competitive Bid Notes payable to the order of the Bank or Banks making such Loans.

                  (d) Each Bank that was a party to the First Restated Agreement, shall surrender its notes issued in connection with the execution and delivery of the First Restated Credit Agreement in exchange for a new Note reflecting both its amended Commitment under this Agreement as of the Second Amended and Restated Effectiveness Date in accordance with the procedures described in clause (c) below.

                  (e) The Note issued to each Bank shall (i) be executed by Borrower, (ii) be payable to the order of such Bank and be dated the Second Amended and Restated Effectiveness Date, (iii) be in a stated principal amount equal to the Commitment of such Bank on such date, (iv) be payable in the aggregate unpaid principal amount of the Loans evidenced thereby, (v) mature on the Maturity Date, (vi) bear interest as provided in the appropriate clause of
Section 1.08 in
respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vii) be subject to mandatory prepayment as provided in
Section 4.02 and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (f) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect Borrower's obligations in respect of such Loans.

                  1.06 Conversions. Borrower shall have the option to convert on any Business Day all or a portion (which portion shall be at least equal to the applicable Minimum Borrowing Amount) of the outstanding principal amount of the Loans owing pursuant to the Facility (other than Swing Line Loans which must be maintained as Prime Lending Rate Loans) into a Borrowing or Borrowings pursuant to the Facility of another Type of Loan; provided, however, that (a) if any Eurodollar Loan is converted into Base Rate Loans other than on the last day of an Interest Period applicable thereto Borrower shall pay to the Banks all amounts related to such conversion that are due pursuant to Section 1.11,
(b) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (c) no Base Rate Loans may be converted into Eurodollar Loans at any time when a Default or Event of Default is in existence on the date of the conversion if the Administrative Agent or the Required Banks have reasonably determined that such a conversion would be disadvantageous to the Banks and (d) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by Borrower by giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's, in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

                  1.07 Pro Rata Borrowings. (a) All Revolving Credit Loans under this Agreement shall be made by the Banks pro rata on the basis of their Commitments computed independently of, and without regard to, the Swing Line Commitment. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

                  (b) All Swing Line Loans shall be made by the Swing Line
Bank.

                  (c) All Competitive Bid Loans shall be made by the Banks whose bids for such Loans are accepted in the amounts agreed to by such Banks and Borrower in accordance with the provisions of Section 1.03(c).

                  1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest at a rate per annum which shall be equal to the sum of the Base Rate in effect from time to time, plus the Applicable Base Rate Margin.

                  (b) The unpaid principal amount of each Eurodollar Loan that is a Revolving Credit Loan shall bear interest at a rate per annum which shall be equal to the sum of the relevant Eurodollar Rate, plus the Applicable Eurodollar Margin in effect from time to time.

                  (c) The unpaid principal amount of all Competitive Bid Loans shall bear interest at the Competitive Bid Rate specified by the Bank making such Competitive Bid Loan and agreed to by the Borrower pursuant to Section 1.03(c).

                  (d) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time or (y) the rate which is 2% in excess of the rate (including any applicable margin) then borne by such Loans, in each case with such interest payable on demand; provided, however, that no Loan shall bear interest after maturity (whether by acceleration or otherwise) at a rate per annum less than 2% plus the rate of interest applicable thereto at maturity; provided, further, however, that in no event shall any amount payable hereunder bear interest in excess of the maximum amount permitted by applicable law.

                  (e) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof (whether by acceleration or otherwise) and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the first Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan, in arrears on the last day of each Interest Period applicable thereto and, in the case of an Interest Period of six months, on the date occurring three months after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (other than the prepayment and conversion of Base Rate Loans) (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (f) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

                  (g) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify Borrower and the Banks thereof.

                  1.09 Interest Periods. (a) At the time Borrower gives a Notice of Borrowing, Notice of Competitive Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans, in the case of the initial Interest Period applicable thereto, or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, Borrower shall have the right to elect by giving the Administrative Agent or, in the case of Competitive Loans, the Bank or Banks making said Loans, written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of Borrower, be a one, two, three or six month period or, in the case of Competitive Bid Loans, as otherwise agreed to between Borrower and the relevant Bank(s). Notwithstanding anything to the contrary contained above:

                  (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends, such Interest Period shall end on the last Business Day of such calendar month;

                  (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) no Interest Period shall extend beyond the Maturity Date except as otherwise mutually agreed in the case of Competitive Bid Loans; and

                  (v) no Interest Period may be elected at any time when a Default or Event of Default is then in existence if the Administrative Agent or the Required Banks have reasonably determined that such an election at such time would be disadvantageous to the Banks.

                  (b) If upon the third Business Day prior to the expiration of any Interest Period, Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs, Illegality, etc. (a) In the event that
(x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank (including any Bank making a Eurodollar Competitive Bid Loan) shall have reasonably determined

(which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate or basis of net income taxes, franchise taxes, or similar charges) because of
(x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the adoption of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances occurring after the date of this Agreement and affecting the interbank Eurodollar market; or

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within ten Business Days of the date on which such event no longer exists, give notice (by telephone confirmed in writing) to Borrower and, in the case of clauses (ii) and (iii) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, which notice the Administrative Agent agrees to promptly deliver to Borrower as soon as practicable after becoming aware of the absence of such circumstances, and any Notice of Borrowing or Notice of Conversion given by Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by Borrower, (y) in the case of clause (ii) above, Borrower shall, subject to Section 1.12(b) (to the extent applicable), pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or
(iii), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan; provided, however, that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                  (c) If any Bank shall have reasonably determined that after the date of this Agreement, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), Borrower shall, subject to Section 1.12(b) (to the extent applicable), pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although, subject to Section 1.12(b), the failure to give any such notice shall not release or diminish any of Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

                  1.11 Compensation. Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits or other consequential damages) which such Bank may sustain: (a) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by

Borrower or deemed withdrawn pursuant to Section 1.10(a)); (b) if any prepayment, repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (c) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by Borrower; or (d) as a consequence of (x) any other default by Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).

                  1.12 Change of Lending Office. (a) Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 2.06 or 4.04 with respect to such Bank, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loan, Letters of Credit or Commitments affected by such event; provided, however, that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of Borrower or the right of any Bank provided in any of Sections 1.10, 2.06 or 4.04.

                  (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by any of Sections 1.10, 1.11, 2.06 or 4.04 is given by any Bank more than 180 days after the occurrence of the event giving rise to the additional costs of the type described in such Section, such Bank shall not be entitled to compensation under any of Sections 1.10, 1.11, 2.06 or 4.04 for any amounts incurred or accruing prior to 180 days prior to the giving of such notice to Borrower.

                  1.13 Replacement of Banks. (a) Upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to Borrower increased costs in excess of those being generally charged by the other Banks or becoming incapable of making Eurodollar Loans, (b) if a Bank becomes a Defaulting Bank and/or (c) as provided in
Section 12.12(b), in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks, Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Eligible Transferees reasonably acceptable to the Administrative Agent, none of which Eligible Transferees shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"); provided, however, that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and
(C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, and (y) the Letter of Credit Issuer an amount equal to such Replaced Bank's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of Borrower owing to the Replaced Bank (other than those specifically described in clause
(i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of a Note executed by Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions applicable to the Replaced Bank under this Agreement, which shall survive as to such Replaced Bank.

                                   SECTION 2
                               LETTERS OF CREDIT

                  2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, Borrower may request a Letter of Credit Issuer to issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the Maturity Date, and subject to and upon the terms and conditions herein set forth, such Letter of Credit Issuer agrees to issue from time to time, (x) for the account of Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of Borrower or any Subsidiary, an irrevocable sight standby letter of credit, in a form customarily used by such Letter of Credit Issuer or in such other form as has been approved by such Letter of Credit Issuer (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Obligations and/or (y) for the account of Borrower and for the benefit of sellers of goods or materials or providers of services to Borrower or any Subsidiary, an irrevocable sight letter of credit in a form customarily used by such Letter of Credit Issuer or in such other form as has been approved by such Letter of Credit Issuer (each such letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of Borrower or any Subsidiary.

                  (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued, the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed the lesser of (x) $100,000,000.00 or (y) when added to the aggregate principal amount of all Loans made by Non-Defaulting Banks then outstanding, the Adjusted Total Commitment at such time; (ii) each Standby Letter of Credit shall have an expiry date occurring not later than one year after such Standby Letter of Credit's date of issuance although any Standby Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the Business Day next preceding the Maturity Date, on terms reasonably acceptable to the respective Letter of Credit Issuer and in no event shall any Standby Letter of Credit have an expiry date occurring later than the Business Day immediately preceding the Maturity Date;(iii) each Letter of Credit shall be denominated in Dollars; and (iv) each Trade Letter of Credit shall have an expiry date occurring not later than the earlier of (x) the 30th day prior to the Maturity Date and (y) the date which is 180 days from the date of issuance of such Trade Letter of Credit, on terms acceptable to the respective Letter of Credit Issuer.

                  (c) To the extent that any provision of any application for any Letter of Credit is inconsistent with or in addition to the terms of this Agreement, the terms of this Agreement shall control.

                  (d) Any letters of credit issued by the Letter of Credit Issuer under the First Restated Credit Agreement a description of which are contained on Annex 2.01(d) hereto, shall continue to be outstanding and shall be considered Letters of Credit hereunder for all purposes, and each Bank shall be deemed to be a Participant therein on the Initial Borrowing Date pursuant to the provisions of Section 2.05.

                  2.02 Minimum Stated Amount. The initial Stated Amount of each Letter of Credit shall be not less than $10,000 or such lesser amount reasonably acceptable to the respective Letter of Credit Issuer.

                  2.03 Letter of Credit Requests; Request for Issuance of Letter of Credit. (a) Whenever it desires that a Letter of Credit be issued, Borrower shall give the Administrative Agent and the respective Letter of Credit Issuer written notice (including by way of telecopier) in the form of
Exhibit 2.03 hereto prior to 1:00 P.M. (New York time) at least one Business Day (or such shorter period as may be acceptable to such Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "Letter of Credit Request"), which Letter of Credit Request shall include any documents that such Letter of Credit Issuer customarily requires in connection therewith.

                  (b) In the case of Standby Letters of Credit, the Letter of Credit Issuer shall, without cost to Borrower, promptly after the issuance of or amendment to any such Standby Letter of Credit, give the Administrative Agent, each Bank and Borrower written notice of such issuance or amendment accompanied by a copy of such issuance or amendment. In the case of Trade Letters of Credit, the Letter of Credit Issuer will furnish the Administrative Agent, by facsimile transmission, promptly on the first Business Day of each week a report of its daily aggregate Letter of Credit Outstandings with respect to Trade Letters of Credit for the previous week. The Administrative Agent shall deliver to each Bank upon each calendar month end and upon each Letter of Credit fee payment a report setting forth for such period the daily aggregate Stated Amount available to be drawn under Trade Letters of Credit issued by all Letter of Credit Issuers during such period.

                  2.04 Agreement to Repay Letter of Credit Payments. (a) Borrower hereby agrees to reimburse each Letter of Credit Issuer, by making payment to the Administrative Agent at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") within one Business Day of the date on which Borrower is notified by such Letter of Credit Issuer of such payment or disbursement with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be equal to the sum of the Base Rate as in effect from time to time plus the Applicable Base Rate Margin (plus an additional 2% per annum if not reimbursed by the fourth Business Day after the date of such notice of payment or disbursement), such interest also to be payable on demand.

                  (b) Borrower's obligation under this Section 2.04 to reimburse the respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have or have had against such Letter of Credit Issuer, the Administrative Agent or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (other than the failure of the respective Letter of Credit Issuer to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit) or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that Borrower shall not be obligated to reimburse any Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer as determined by a court of competent jurisdiction.

                  2.05 Letter of Credit Participations. (a) Immediately upon the issuance by any Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other Bank, and each such Bank (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Adjusted Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of Borrower under this Agreement with respect thereto (although the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or Adjusted Percentages of the Banks pursuant to Section 12.04(b) or upon a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.05 to reflect the new Adjusted Percentages of the assigning and assignee Bank or of all Banks, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, the respective Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Letter of Credit Issuer any resulting liability to the Participants.

                  (c) In the event that the respective Letter of Credit Issuer makes any payment under any Letter of Credit and Borrower shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to
Section 2.04(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Adjusted Percentage of such payment in Dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to the Administrative Agent its Adjusted Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund an Unpaid Drawing under a Letter of Credit prior to 12:00 Noon (New York time) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the respective Letter of Credit Issuer such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such Unpaid Drawing available to the Administrative Agent for the account of such Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the overnight Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its Adjusted Percentage of any Unpaid Drawing under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such respective Letter of Credit Issuer its Adjusted Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's Adjusted Percentage of any such payment.

                  (d) Whenever the respective Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's Adjusted Percentage of the principal amount thereof and interest thereon accruing at the overnight Federal Funds Effective Rate after the purchase of the respective participations.

                  (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (provided, however, that no Participant shall be required to make payments resulting from such Letter of Credit Issuer's gross negligence or willful misconduct) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, set-off, defense or other right which Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the respective Letter of Credit Issuer, any Bank or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v) the occurrence of any Default or Event of Default.

                  2.06 Increased Costs. If at any time after the date of the Agreement, the adoption or effectiveness of any new applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof or any existing law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the respective Letter of Credit Issuer or any Bank with any request or directive (whether or not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Bank's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Bank any other conditions affecting this Agreement, any Letter of Credit or such Bank's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Bank of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Bank hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate or basis of net income taxes, franchise taxes or similar charges), then, upon demand to Borrower by such Letter of Credit Issuer or such Bank (a copy of which notice shall be sent by such Letter of Credit Issuer or such Bank to the Administrative Agent), Borrower shall, subject to Section 1.12(b) (to the extent applicable), pay to such Letter of Credit Issuer or such Bank such additional amount or amounts as will compensate such Letter of Credit Issuer or such Bank for such increased cost or reduction. A certificate submitted to Borrower by the respective Letter of Credit Issuer or such Bank, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Bank to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Bank as aforesaid shall be conclusive and binding on Borrower absent manifest error, although the failure to deliver any such certificate shall not, subject to

Section 1.12(b), release or diminish any of Borrower's obligations to pay additional amounts pursuant to this Section 2.06 upon the subsequent receipt thereof.

                  2.07 Indemnities. Borrower hereby agrees to reimburse and indemnify the respective Letter of Credit Issuer for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; provided, however, that Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Letter of Credit Issuer's gross negligence or willful misconduct or the failure of the respective Letter of Credit Issuer to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit. To the extent the respective Letter of Credit Issuer is not indemnified by Borrower, the Participants will reimburse and indemnify such Letter of Credit Issuer, in proportion to their respective Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; provided, however, that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Letter of Credit Issuer's gross negligence or willful misconduct.

                                   SECTION 3
                               FEES; COMMITMENTS

                  3.01 Fees. (a) Borrower agrees to pay to the Administrative Agent a commitment commission ("Commitment Commission") pro rata for the account of each Non-Defaulting Bank with respect to its Commitment in effect from the Second Amended and Restated Effectiveness Date to, but not including, the date the Total Commitment has been terminated, which Commitment Commission shall be equal to the Applicable Commitment Commission Percentage, computed at such rate for each day, on the daily amount of such Bank's Available Unutilized Commitment. Such Commitment Commission shall be due and payable in arrears on the first Business Day of each March, June, September and December and on the date upon which the Total Commitment is terminated.

                  (b) Borrower agrees to pay to the Administrative Agent for the account of each Non-Defaulting Bank pro rata on the basis of their respective Adjusted Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letters of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Eurodollar Margin then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the first Business Day of each March, June, September and December of each year and on the date after the Total Commitment is terminated and no Letters of Credit remain outstanding.

                  (c) Borrower agrees to pay to the Administrative Agent for the account of each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "Facing Fee") computed at the rate of 1/8 of 1.00% per annum on the daily Stated Amount of such Letter of Credit; provided, however, that in no event shall the annual Facing Fee to any Letter of Credit Issuer be less than $500 per Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on the first Business Day of each March, June, September and December of each year and on the date after the Total Commitment is terminated and no Letters of Credit remain outstanding.

                  (d) Borrower agrees to pay directly to the respective Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, payment or amendment be the administrative charge and expenses which such Letter of Credit Issuer is customarily charging for issuances of, payments under, or amendments of, letters of credit issued by it.

                  (e) Borrower shall pay to the Administrative Agent for its own account and/or for distribution to the Banks such Fees as heretofore agreed in writing by Borrower and the Administrative Agent.

                  (f) All computations of Fees shall be made in accordance with
Section 12.07(b).

                  3.02 Voluntary Reduction of Commitments. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Commitment; provided, however, that (a) any such termination shall apply to proportionately and permanently reduce the Commitment of each Bank, (b) no such reduction shall reduce any Non-Defaulting Bank's Commitment to an amount that is less than the sum of (i) the outstanding Loans of such Bank plus (ii) such Bank's Adjusted Percentage of Letter of Credit Outstandings and (c) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $500,000 and in integral multiples of $100,000 in excess thereof.

                  3.03 Termination of Commitments. The Total Commitment shall terminate on the Maturity Date.

                                   SECTION 4
                                    PAYMENTS

                  4.01 Voluntary Prepayments. (a) Borrower shall have the right to prepay Revolving Credit Loans and Swing Line Loans in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) Borrower shall give the Administrative Agent at the Payment Office (or the Swing Line Bank, as applicable) written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by Borrower at least one Business Day prior to the date of such prepayment with respect to Base Rate Loans and two Business Days prior to the date of such prepayment with respect to Eurodollar Loans, which notice shall promptly be transmitted by the Administrative Agent to each of the Banks; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $500,000 (or the outstanding balance of such Loans, if less) and, if greater, in an integral multiple of $100,000; provided, however, that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) if any Eurodollar Loan is prepaid pursuant to this Section 4.01 other than on the last day of the Interest Period applicable thereto Borrower shall pay to the Banks all amounts due under Section 1.11 with respect to such prepayment; and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the Banks which made such Loans; provided, however, that at Borrower's election in connection with any prepayment of Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Loans of a Defaulting Bank.

                  (b) Borrower shall have such prepayment rights in regard to a Competitive Bid Loan as are agreed to by Borrower and the Bank making said Loan.

                  4.02 Mandatory Repayments.

                  (A) Requirements:

                  (a) (i) If on any date the sum of the aggregate outstanding principal amount of Revolving Credit Loans made by Non-Defaulting Banks and the Letter of Credit Outstandings exceeds the Adjusted Total Commitment as then in effect, Borrower shall repay on such date the principal of Loans of Non-Defaulting Banks, in an aggregate amount equal to such excess. If, after giving effect to the repayment of all outstanding Revolving Credit Loans of Non-Defaulting Banks, the aggregate amount of Letter of Credit Outstandings exceeds the Adjusted Total Commitment then in effect, Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of the Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which shall permit certain investments in Cash

Equivalents satisfactory to the Administrative Agent, until the proceeds are applied to the secured obligations).

                  (ii) If on any date the aggregate outstanding principal amount of the Revolving Credit Loans made by a Defaulting Bank exceeds the Commitment of such Defaulting Bank, Borrower shall repay the principal of Loans of such Defaulting Bank in an amount equal to such excess.

                  (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans shall be repaid in full on the Maturity Date.

                  (c) All Borrowings under the Swing Line Loan shall be repaid within thirty (30) days of such Borrowing. All accrued, unpaid interest and any outstanding principal under the Swing Line Loan shall be repaid in full on the Maturity Date.

                  (d) All Borrowings under a Competitive Bid Loan shall be paid in accordance with the term therefor contained in any Competitive Bid accepted by Borrower.

                  (e) At any time Borrower is required to make a mandatory repayment under this Section 4.02(A), Borrower shall first repay all outstanding Swing Line Loans, and, following the full repayment thereof, all outstanding Revolving Credit Loans, and, only after the repayment of all of said Loans, the Competitive Bid Loans.

                  (B) Application:

                  With respect to each prepayment of Revolving Credit Loans required by Section 4.02, Borrower may designate the Types of Revolving Credit Loans which are to be prepaid and the specific Borrowing or Borrowings under the Facility pursuant to which made; provided, however, that (i) Eurodollar Loans may only be prepaid if no Base Rate Revolving Credit Loans of Non-Defaulting Banks remain outstanding; (ii) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Revolving Credit Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Borrowing, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each prepayment of any Revolving Credit Loans made by Non-Defaulting Banks pursuant to a Borrowing shall be applied pro rata among the Non-Defaulting Banks which made such Revolving Credit Loans. In the absence of a designation by Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding the foregoing provisions of this Section 4.02(B), if at any time the mandatory prepayment of Revolving Credit Loans pursuant to Section 4.02(A) above would result, after giving effect to the procedures set forth above, in Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and shall provide for investments satisfactory to the Administrative Agent and Borrower, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Revolving Credit Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by Borrower) to repay an aggregate principal amount of such Revolving Credit Loans equal to the Affected Eurodollar Loans not initially prepaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Banks whose Revolving Credit Loans would otherwise have been immediately prepaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Banks pursuant to the remedial provisions of Section 9, any amounts held as cash collateral pursuant to this
Section 4.02(B) shall, subject to the requirements of applicable law, be immediately applied to the Loans.

                  4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement in respect of Revolving Credit Loans shall be made to the Administrative Agent for the ratable (based on its pro rata share) account of the Banks entitled thereto, or to the Administrative Agent for the benefit of the Swing Line Bank if payment is made under any Swing Line Loan, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by Borrower to the Administrative Agent to make a payment from the funds in Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Solely for purposes of calculating interest due on any amount owing hereunder, any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension. Payments made in respect of Competitive Bid Loans shall be made in accordance with the agreement between Borrower and the Bank making such Loan.

                  4.04 Net Payments. (a) All payments made by Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any franchise or similar tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or managed and controlled or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (other than interest, penalties, levies, imposts, duties, fees, assessments or other charges imposed or payable as a result of any action or inaction of such Bank not timely or properly taken by such Bank or non-compliance by such Bank with applicable law) (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts, if any, as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower. Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank. These provisions contained in Sections 1.10, 1.11, 2.06, 4.04, and elsewhere shall be interpreted in the broadest possible terms to include any increased costs, payments or reduced income for any reason, including, but specifically not by way of limitation, due to taxes, capital adequacy provisions, reserve requirements, withholding obligations, costs due to the payment of any sums on a date other than the regularly scheduled date or for any other reason, and Borrower does hereby indemnify and hold harmless each Bank, for all such costs and does agree to pay same or cover any Bank's expenses or losses in regard to same. Borrower shall immediately pay such sums to any Bank as are necessary to mitigate all such items. This obligation is in addition to all other obligations of Borrower contained herein.

                  (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to Borrower and the Administrative Agent on or prior to the date of this Agreement, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or

4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit 4.04(b)(ii) hereto (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the date of this Agreement, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 1.10, 2.06 or 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) Borrower shall not be obligated pursuant to Section 1.10, 2.06 or 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States (I) if such Bank has not provided to Borrower the Internal Revenue Service Forms required to be provided to Borrower pursuant to this
Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in
Section 1.10, 2.06 or 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date of this Agreement in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes; provided, however, such Bank shall provide to Borrower and the Administrative Agent any reasonably available applicable Internal Revenue Service tax form (reasonably similar in its simplicity and lack of detail to Internal Revenue Service Form 1001) necessary or appropriate for the exemption or reduction in the rate of such U.S. federal withholding tax.

                  (c) The provisions of this Section 4.04 shall be subject to
Section 1.12(b) (to the extent applicable).

                                   SECTION 5
                              CONDITIONS PRECEDENT

                  The obligation of the Banks to make each Loan hereunder, and the obligation of the Letter of Credit Issuers to issue Letters of Credit hereunder, is subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of each of the following conditions:

                  5.01 Consent of Banks. On or prior to the Second Amended and Restated Effectiveness Date, each of Borrower and the Banks shall have duly executed and delivered this Agreement.

                  5.02 Execution of Notes. (a) On or prior to the Second Amended and Restated Effectiveness Date, there shall have been delivered to the Administrative Agent (i) for the account of each Bank a Note executed by Borrower in the amount of each Bank's commitment, containing terms as provided herein and (ii) for the account of the Swing Line Bank, the Swing Line Note in the original principal amount equal to the Swing Line Commitment and;

                  (b) On or prior to the date of any Competitive Bid Loan, Borrower shall execute and deliver to the appropriate Bank(s), a Competitive Bid Note in an original principal amount at least equal to the principal amount of such Competitive Bid Loan.

                  5.03 No Default; Representations and Warranties. On the Second Amended and Restated Effectiveness Date and at the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in each of the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except to the extent that such representations and warranties are no longer true and correct due to any action or inaction permitted or required to be taken under the Credit Documents by Borrower or any Subsidiary).

                  5.04 Officer's Certificate. On the Second Amended and Restated Effectiveness Date, the Administrative Agent shall have received a certificate dated as of such date signed by the President, any Vice President or the Treasurer of Borrower stating that all of the applicable conditions set forth in Sections 5.03 and 5.09 have been satisfied as of such date.

                  5.05 Opinions of Counsel. On the Second Amended and Restated Effectiveness Date, the Administrative Agent shall have received opinions, addressed to the Administrative Agent and each of the Banks and dated the Second Amended and Restated Effectiveness Date, from (a) Baker & Botts, L.L.P., counsel to Borrower, which opinion shall cover the matters contained in Exhibit 5.05-A hereto, (b) James L. McCulloch, Vice President and General Counsel of Borrower, which opinion shall cover the matters contained in Exhibit 5.05-B hereto, and
(c) Andrews & Kurth L.L.P., special counsel to the Administrative Agent, which opinion shall cover the matters contained in Exhibit 5.05-C hereto.

                  5.06 Corporate Proceedings. (a) On the Second Amended and Restated Effectiveness Date, the Administrative Agent shall have received from the Borrower a certificate, dated the Second Amended and Restated Effectiveness Date, signed by the President, any Vice President or the Treasurer or other appropriate representative in the form of Exhibit 5.06 hereto with appropriate insertions and deletions, together with copies of the certificate of formation or organization, the by-laws, or other organizational documents, and the resolutions, or such other administrative approval, of the Borrower.

                  (b) On the Second Amended and Restated Effectiveness Date, all corporate and legal proceedings and all instruments and agreements in connection with the execution and delivery of the Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent may have reasonably requested in connection therewith.

                  5.07 Litigation. On the Second Amended and Restated Effectiveness Date, there shall be no actions, suits or proceedings by any administrative, governmental or other public authority or other Person pending or threatened (a) with respect to this Agreement or any other Credit Document or the transactions contemplated hereby or thereby or (b) which the Administrative Agent or the Required Banks shall reasonably determine is reasonably likely to, individually or in the aggregate, (i) have a Material Adverse Effect or (ii) have a Material Adverse Effect on the rights or remedies of the Banks or the Administrative Agent under the Credit Documents, taken as a whole, or on the ability of the Borrower to perform its obligations to the Banks and the Administrative Agent under the Credit Documents.

                  5.08 Approvals. On the Second Amended and Restated Effectiveness Date, all material necessary governmental and third party approvals and consents in connection with the transactions contemplated by the Credit Documents and otherwise referred to therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains or prevents such transactions or imposes, in the reasonable judgment of the Required Banks or the Administrative Agent, materially adverse conditions upon the consummation of such transactions.

                  5.09 Fees. On the Second Amended and Restated Effectiveness Date, Borrower shall have paid to the Administrative Agent and the Banks all Fees and expenses agreed upon by such parties to be paid on or prior to such date.

                  5.10 Margin Rules. On the date of each Credit Event, neither the making of a Loan hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  5.11 Notice of Borrowing. On the date of each Credit Event, Borrower shall have delivered to the Administrative Agent or the Swing Line Bank the appropriate Notice of Borrowing or Notice of Competitive Borrowing, as applicable, in accordance with the provisions hereof.

                  5.12 Fulfillment of Conditions. The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by Borrower to the Administrative Agent and each of the Banks that all of the applicable conditions specified above exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this
Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be reasonably satisfactory in form and substance to the Administrative Agent.

                                   SECTION 6
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

                  In order to induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in Letters of Credit provided for herein, Borrower makes the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the making of each Credit Event thereafter being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless such representation and warranty expressly indicates that it is being made as of any specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date, and except to the extent that such representations and warranties are no longer true and correct due to any action or inaction permitted or required to be taken under the Credit Documents by Borrower or any Subsidiary):

                  6.01 Status. Borrower and each Subsidiary (a) is a duly organized and validly existing corporation, partnership, association, limited liability company or other business entity in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority and has obtained all requisite governmental licenses, authorizations, consents and approvals (i) to own its property and assets and (ii) to transact the business in which it is engaged, except in such case where the failure to have such power and authority or to obtain such governmental licenses, authorizations, consents and approvals, individually and in the aggregate, (x) is not reasonably likely to have a Material Adverse Effect and (y) is not reasonably likely to have a material adverse effect on the rights and remedies of the Banks or the Administrative Agent under the Credit Documents, taken as a whole, or on the ability of the Borrower to perform its obligations to the Banks and the Administrative Agent under the Credit Documents, and (c) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified, individually and in the aggregate, is not reasonably likely to have a Material Adverse Effect.

                  6.02 Power and Authority. The Borrower has the power and authority to execute, deliver and carry out the terms and provisions of each Credit Document and has taken all necessary action to authorize the execution, delivery and performance of each Credit Document. The Borrower has duly executed and delivered each Credit Document and each such Credit Document constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  6.03 No Violation. (a) Neither the execution, delivery or performance by the Borrower of the Credit Documents nor compliance with the terms and provisions thereof (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality of the United States or any State thereof,

(ii) will result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under (or with notice or lapse of time or both would constitute a default under), or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Borrower or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower or any subsidiary is a party or by which it or any of its properties or assets are bound or to which it is subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Borrower or any Subsidiary (except for, in the case of clauses (i) and (ii) above only, contraventions, breaches, defaults, creations or impositions which individually and in the aggregate, (x) are not reasonably likely to have a Material Adverse Effect and (y) are not reasonably likely to have a material adverse effect on the rights or remedies of the Banks or the Administrative Agent under the Credit Documents, taken as a whole, or on the ability of the Borrower to perform its obligations to the Banks and the Administrative Agent under the Credit Documents).

                  (b) Neither Borrower nor any Subsidiary is (i) in contravention of any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality of the United States or any State thereof, (ii) in breach of any of the terms, covenants, conditions or provisions of, or in default under (or with notice or lapse of time or both would be in default under), any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower or any Subsidiary is a party or by which it or any of its properties or assets are bound or to which it is subject or (iii) in violation of any provision of the Certificate of Incorporation or By-Laws of Borrower or any Subsidiary (except for, in the case of clauses (i) and (ii) above only, contraventions, breaches or defaults which, individually and in the aggregate,
(x) are not reasonably likely to have a Material Adverse Effect and (y) are not reasonably likely to have a material adverse effect on the rights or remedies of the Banks or the Administrative Agent under the Credit Documents, taken as a whole, or on the ability of the Borrower to perform its obligations to the Banks and the Administrative Agent under the Credit Documents).

                  6.04 Litigation. There are no actions, suits or proceedings by an administrative, governmental or other public authority or other Person pending or, to the best of Borrower's knowledge, threatened against or with respect to Borrower or any Subsidiary or any of their respective properties or assets which, individually or in the aggregate, (a) are reasonably likely to have a Material Adverse Effect or (b) are reasonably likely to have a material adverse effect on the rights or remedies of the Banks or the Administrative Agent under the Credit Documents, taken as a whole, or on the ability of the Borrower to perform its obligations to the Banks and the Administrative Agent under the Credit Documents.

                  6.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans shall be utilized to repay existing Indebtedness evidenced by the Senior Secured Notes and the First Restated Credit Agreement, to support Borrower's ongoing working capital needs or to provide for the general corporate purposes of Borrower.

                  (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock.

                  6.06 Governmental Approvals. Except for the orders, consents, approvals, licenses, authorizations, validations, recordings, registrations and exemptions that have already been duly made or obtained and remain in full force and effect, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is necessary or is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

                  6.07 Investment Company Act. Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  6.08 Public Utility Holding Company Act. Neither Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  6.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished for purposes of or in connection with this Agreement or any transaction contemplated herein by or, to Borrower's knowledge, on behalf of Borrower or any Subsidiary in writing to
(i) the Administrative Agent or any Bank or (ii) any Person providing information to the Administrative Agent or any Bank on behalf of Borrower or any Subsidiary is, and all other such factual information (taken as a whole) hereafter furnished by or, to Borrower's knowledge, on behalf of Borrower or any Subsidiary in writing to (i) the Administrative Agent or any Bank or (ii) any Person providing information to the Administrative Agent or any Bank on behalf of Borrower or any Subsidiary will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections contained in such materials are based on supporting estimates and assumptions believed by such Persons in good faith to be reasonable at the time made as to the future financial performance of Borrower and the Subsidiaries for the period covered, it being recognized by the Administrative Agent and the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to Borrower or any Subsidiary which is reasonably likely to have a Material

Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

                  6.10 Financial Condition; Financial Statements. (a) (i) The consolidated balance sheet of Borrower and the Subsidiaries at December 31, 1996 and the related consolidated statements of operations and cash flows of Borrower and the Subsidiaries for the fiscal year ended as of such date, which have been examined by Coopers & Lybrand L.L.P., independent certified public accountants, who delivered an unqualified opinion in respect thereof, and (ii) the consolidated balance sheet of Borrower and the Subsidiaries as of September 30, 1997 and the related consolidated statements of operations and cash flows for Borrower and the Subsidiaries for the three-month period then ended, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the financial position of such entities at the dates of said statements and the results for the period covered thereby in accordance with GAAP, except to the extent provided in the notes to said financial statements and, in the case of the September 30, 1997 statements, subject to normal and recurring year-end audit adjustments and the exclusion of detailed footnotes. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied except to the extent provided in the notes to said financial statements. Nothing has occurred since December 31, 1995 that has had or is reasonably likely to have a Material Adverse Effect.

                  (b) There are, as of the Second Amended and Restated Effectiveness Date, no liabilities or obligations with respect to Borrower or any Subsidiary of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, are reasonably likely to have a Material Adverse Effect.

                  6.11 Tax Returns and Payments. Borrower and each Subsidiary has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established as is required by GAAP or which if unfiled or unpaid would not reasonably be likely to have a Material Adverse Effect. Borrower and each Subsidiary has paid, or has provided adequate reserves (in accordance with GAAP) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the Second Amended and Restated Effectiveness Date. Neither Borrower nor any Subsidiary knows of any proposed tax assessment against any such Person that is reasonably likely to have a Material Adverse Effect and which is not being actively contested in good faith by such Person to the extent affected thereby by appropriate proceedings; provided, however, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

                  6.12 Employee Benefit Plans. (a) Each member of the ERISA Group is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan other than any failure to so comply that is not reasonably likely to have a

Material Adverse Effect. No member of the ERISA Group has (i) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or is reasonably likely to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (ii) incurred any liability under Title IV of ERISA within the preceding six years (other than a liability to the PBGC for premiums under Section 4007 of ERISA) that has not been satisfied. The amount of Unfunded Liabilities in the aggregate for all Plans (excluding for purposes of such computation any Plans which have a negative amount of Unfunded Liabilities) could not reasonably be expected to result in a Material Adverse Effect.

                  (b) Each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities other than any failure to so comply that could not reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by an amount that could reasonably be expected to have a Material Adverse Effect.

                  6.13 Subsidiaries. Annex 6.13 hereto lists each Subsidiary (and the direct and indirect ownership interest of Borrower therein), in each case existing on the Second Amended and Restated Effectiveness Date. All the outstanding shares of Capital Stock of each Subsidiary owning or leasing Principal Properties have been duly authorized and validly issued, are fully paid and non-assessable and (except for any directors' qualifying shares) are owned by Borrower free and clear of all Liens, other than Permitted Liens, and so long as the Senior Secured Notes remain outstanding, Liens created by the Security Documents and Permitted Liens.

                  6.14 Patents, etc. Borrower and each Subsidiary has obtained all patents, trademarks, service marks, trade names, copyrights, licenses and other rights (collectively, the "Intellectual Property"), free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and the failure to obtain which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. No claim is pending or, to the best of Borrower's knowledge, threatened to the effect that the actions of Borrower or any Subsidiary infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property, except for such claims which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and, to the best of Borrower's knowledge, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best of Borrower's knowledge, threatened to the effect that any such Intellectual Property owned or licensed by Borrower or any Subsidiary or which Borrower or any Subsidiary otherwise has the right to use is invalid or unenforceable by Borrower or such Subsidiary, except for such claims which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and, to the best of Borrower's knowledge, there is no reasonable basis for any such claim (whether or not pending or threatened).

                  6.15 Environmental Matters. (a) Borrower and each Subsidiary is in compliance with all Environmental Laws and is not subject to any liability under any Environmental Law except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. All licenses, permits, registrations, or approvals required for the business conducted and for the operations and facilities owned, leased or operated by Borrower and each Subsidiary under any Environmental Law have been obtained and Borrower and each Subsidiary is in compliance therewith, except such licenses, permits, registrations or approvals the failure to obtain or to comply therewith is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Neither Borrower nor any Subsidiary is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which Borrower or such Subsidiary is a party or which would affect the ability of Borrower or such Subsidiary to operate any Real Property, offshore drilling rig or other facility and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of Borrower, threatened, against Borrower or any Subsidiary wherein an unfavorable decision, ruling or finding is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Neither Borrower nor any Subsidiary has received notice that it has been identified as a potentially responsible party under CERCLA or any comparable foreign or state law, nor has Borrower or any Subsidiary received any written notification that any Hazardous Materials that it or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for disposal or treatment of, have been found at any location at which any Person is conducting or plans to conduct any action pursuant to any Environmental Law except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. No properties now or formerly owned, leased or operated by Borrower or any Subsidiary or, to the knowledge of Borrower or any Subsidiary, any of their respective predecessors in interest, are (x) listed or proposed for listing on the National Priorities List under CERCLA or (y) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA or (z) included on any comparable lists maintained by any Governmental Authority except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. There are no past or present events, conditions, activities, practices or actions, or any agreements, judgments, decrees or orders by which Borrower or any Subsidiary is bound, which would reasonably be expected to prevent Borrower's or any Subsidiary's compliance with any Environmental Law, or which would reasonably be expected to give rise to any liability of Borrower or any Subsidiary under any Environmental Law, or to cause any Real Property, offshore drilling rig or other facility owned, leased or operated by Borrower or any Subsidiary to be subject to any restriction on its ownership, occupancy, use or transferability under any

Environmental Law, except in each such case, such noncompliance, liability or restriction which is, individually or in the aggregate, not reasonably likely to have a Material Adverse Effect.

                  (b) Hazardous Materials have not at any time been (i) generated, used, processed, treated, stored or disposed of on, at or under or transported to or from, any Real Property, offshore drilling rig or other facility at any time owned, leased or operated by Borrower or any Subsidiary or
(ii) Released on, at, under or from any such Real Property, offshore drilling rig or other such facility, in each case where such occurrence, or event is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

                  6.16 Properties. (a) Borrower and each Subsidiary has title to all Principal Properties owned by them including all such properties reflected in the consolidated balance sheets of Borrower and the Subsidiaries as referred to in Section 6.10(a), free and clear of all Liens, other than (i) as referred to in the consolidated balance sheet or in the notes thereto or
(ii) Permitted Liens.

                  (b) Annex 6.16(b) hereto sets forth all the offshore drilling rigs owned or leased for more than two years by Borrower or any Subsidiary on the Second Amended and Restated Effectiveness Date, and identifies the registered owner, flag, official or patent number, as the case may be, and the location thereof on the Second Amended and Restated Effectiveness Date.

                  6.17 Labor Relations. Neither Borrower nor any Subsidiary is engaged in any unfair labor practice that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Borrower or any Subsidiary or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any of them or, to the best of Borrower's knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Borrower or any Subsidiary or, to the best of Borrower's knowledge, threatened against Borrower or any Subsidiary and (iii) no union representation petition existing with respect to the employees of and of them and no union organizing activities are taking place, except with respect to any matter specified in clauses (i), (ii) or (iii) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

                  6.18 Insurance. Borrower and each Subsidiary has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses.

                                   SECTION 7
                             AFFIRMATIVE COVENANTS

                  Borrower covenants and agrees that on the Second Amended and Restated Effectiveness Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder or under any other Credit Document, are paid in full:

                  7.01 Information Covenants. Borrower will furnish to each
Bank:

                  (a) Annual Financial Statements. Within 95 days after the close of each fiscal year of Borrower during the term hereof, the consolidated balance sheet of Borrower and the Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations and stockholders' equity and cash flows for such fiscal year, in each case setting forth comparative consolidated figures for the preceding fiscal year, and examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit and as to the status of Borrower and the Subsidiaries as a going concern.

                  (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the close of each of the first three (3) fiscal quarters of each fiscal year during the term hereof, the consolidated balance sheet of Borrower and the Subsidiaries as at the end of such quarterly period, and the related consolidated statements of operations and, if included in Borrower's reports filed with the SEC pursuant to the Exchange Act, stockholders' equity for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative consolidated figures for the related period in the prior fiscal year, except with respect to the consolidated balance sheet, which shall be as of the end of the prior fiscal year, all of which shall be certified by the chief financial officer or controller of Borrower as fairly presenting in all material respects the financial conditions and results of operations of Borrower and the Subsidiaries in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the exclusion of detailed footnotes.

                  (c) Compliance Certificate. At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), a certificate of Borrower signed by its chief financial officer, controller, treasurer or other Authorized Officer in the form of Exhibit 7.01(c) hereto to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether Borrower and the Subsidiaries were in compliance with the provisions of Section 8 as at the end of such fiscal period or year, as the case may be.

                  (d) Notice of Default or Litigation. Promptly, and in any event within (i) five Business Days after an executive officer of Borrower obtains knowledge thereof, notice of; (y) the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action Borrower proposes to take with respect thereto and (z) notice of any change in any Rating of Borrower, and (ii) ten Business Days after an executive officer of Borrower obtains knowledge thereof, notice of the commencement of or any significant development in any litigation or governmental proceeding pending against Borrower or any Subsidiary (other than to the extent that disclosure of the details thereof would, in the opinion of counsel to Borrower, compromise attorney-client privilege) (i) which is reasonably likely to have a Material Adverse Effect or (ii) which is reasonably likely to have a material adverse effect on the ability of the Borrower to perform its obligations under the Credit Documents.

                  (e) Auditors' Reports. Promptly upon receipt thereof, a copy of each formal written report or management letter submitted to Borrower by its independent accountants in connection with any annual, interim or special audit made by it of the books of Borrower.

                  (f) SEC Reports. Promptly upon transmission thereof, copies of any material filings and registrations with, and reports to, the SEC by Borrower or any Subsidiary (other than registrations on Form S-8 under the Securities Act, registrations of equity securities pursuant to Rule 415 under the Securities Act which do not involve an underwritten public offering and reports on Form 11-K or pursuant to Section 16(a) under the Exchange Act) and copies of all financial statements, proxy statements, notices and reports as Borrower shall generally send to analysts or all holders of its Capital Stock in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement).

                  (g) Other Information. From time to time, such other information or documents (financial or otherwise) as the Administrative Agent or any Bank may reasonably request.

                  7.02 Books, Records and Inspections. Borrower will, and will cause each Subsidiary to, keep books of records and accounts in which entries will be made of all its business transactions to enable Borrower to prepare financial statements in accordance with GAAP, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Borrower will, and will cause each Subsidiary to, permit, upon reasonable notice to the chief financial officer, controller or any other Authorized Officer of Borrower, officers and designated representatives of the Administrative Agent or any Bank (at the expense of Borrower if after an Event of Default) to visit and inspect any of the properties or assets of Borrower or any Subsidiary, and to examine the books of account of Borrower or any Subsidiary and discuss the affairs, finances and accounts of Borrower or of any Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals as the Administrative Agent or any Bank may desire.

                  7.03 Maintenance of Insurance. Borrower will, and will cause each Subsidiary to, at all times maintain in full force and effect insurance in such amounts and of such types with such financially sound and reputable insurers covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice for similarly situated insureds.

                  7.04 Payment of Taxes. Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid could reasonably be expected to become a Lien or charge upon any properties of Borrower or any Subsidiary other than a Permitted Lien; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or which if unpaid would not reasonably be likely to have a Material Adverse Effect.

                  7.05 Consolidated Corporate Franchises. Borrower will do, and will cause each Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights and authority, unless the failure to do so would not have a Material Adverse Effect; provided, however, that any transaction permitted by Section 8.02 will not constitute a breach of this Section 7.05.

                  7.06 Compliance with Statutes, etc. Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, including without limitation all Environmental Laws and ERISA and the rules and regulations thereunder, other than those the non-compliance with which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or is not, individually or in the aggregate, reasonably likely to have a material adverse effect on the ability of the Borrower to perform its obligations under the Credit Documents.

                  7.07 Good Repair. Borrower will, and will cause each Subsidiary to, keep its properties and equipment (including all Fleet Rigs) used or useful in its business, in whomsoever's possession they may be, in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 8.02 and the occurrence of a force majeure, see that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, (i) to the extent and in the manner useful or customary for companies in similar businesses and (ii) to the extent where the failure to do so is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. For purposes of this Section 7.07, any Fleet Rig shall be deemed to be in good repair, working order and condition if such Fleet Rig is classified in the highest class available for rigs of its age and type with the American Bureau of Shipping, Inc. or another internationally recognized classification society acceptable to the Administrative Agent.

                  7.08 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 6.05.

                  7.09 ERISA. As soon as possible and, in any event, within 30 days after an executive officer of Borrower knows or has reason to know that any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which would reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA that would reasonably be expected to result in a Material Adverse Effect, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, Borrower will deliver to each of the Banks a certificate of the chief financial officer of Borrower setting forth details as to such occurrence and the action, if any, that Borrower, such Subsidiary or such member of the ERISA Group is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Borrower, such Subsidiary, the member of the ERISA Group, a plan participant or the plan administrator. Upon written request Borrower will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan (as defined in Section 3(2) of ERISA) (including, to the extent required, the related financial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service, if any.

                                   SECTION 8
                               NEGATIVE COVENANTS

                  Borrower covenants and agrees that as of the Second Amended and Restated Effectiveness Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder or under any other Credit Document, are paid in full:

                  8.01 Changes in Business. Borrower shall not materially alter the character of the business of Borrower and the Subsidiaries taken as a whole from that conducted at the Second Amended and Restated Effectiveness Date (including any material expansion outside of the offshore contract drilling and production services, drilling management services and oil and gas exploration and production businesses).

                  8.02 Consolidation, Merger, Sale of Assets, etc. Borrower shall not directly or indirectly, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all or any part of its property or assets (other than inventory or worn-out or obsolete equipment in the ordinary course of business) or agree (unless such agreement is conditioned upon a waiver of this provision by the Banks hereunder) to do any of the foregoing at any future time, except that each of the following shall be permitted:

                  (a) (i) any Subsidiary may be merged or consolidated with or into, or be liquidated or dissolved into, Borrower (so long as Borrower is the surviving corporation) or any other Person so long as a Subsidiary or Borrower is the surviving Person (including a surviving Person that becomes a Subsidiary as a result of such transaction) and (ii) all or any part of the business, properties and assets of any Subsidiary may be conveyed, leased, sold or transferred to Borrower or any Subsidiary;

                  (b) any sale or disposition of assets (including the stock of Subsidiaries) provided, however, that all proceeds of such sales shall be used without violating the provisions of Section 8.01 and each such sale or disposition shall be in an amount at least equal to the fair market value thereof; or

                  (c) the existence or foreclosure (or transfer in lieu of) of any Lien permitted hereunder or the consummation of any transaction permitted under the Credit Documents.

                  8.03 Indebtedness and Liens. (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien upon any Principal Property or any shares of stock or indebtedness of any Subsidiary that owns or leases a Principal Property (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without making effective provision whereby the Obligations (together with, if the Borrower shall so determine, any other Indebtedness or other obligation of the

Borrower or Subsidiaries) shall be secured equally and ratably with (or, at the option of the Borrower, prior to) the Indebtedness so secured for so long as such Indebtedness is so secured. The foregoing restrictions will not, however, apply to Indebtedness secured by Permitted Liens, provided all such Indebtedness must comply with any applicable provisions of Section 8.04(b).

                  (b) Notwithstanding the foregoing, the Borrower and its Subsidiaries may, without securing the Obligations, issue, assume or guarantee Indebtedness that would otherwise be subject to the foregoing restrictions in an aggregate principal amount that, together with all other such Indebtedness of the Borrower and its Subsidiaries that would otherwise be subject to the foregoing restrictions (not including Indebtedness permitted to be secured under the definition of Permitted Liens) and the aggregate amount of Attributable Indebtedness deemed outstanding with respect to Sale/Leaseback Transactions (other than those in connection with which the Borrower has voluntarily retired any of the Obligations, any Pari Passu Indebtedness or any Funded Indebtedness pursuant to Section 8.06(c)) does not at any one time exceed 10% of Consolidated Net Tangible Assets of the Borrower and its consolidated subsidiaries.

                  8.04 Restrictions on Subsidiaries. (a) Borrower shall not create or suffer to exist or allow any Subsidiary to create or suffer to exist, any encumbrance or restriction which, directly or indirectly, prohibits or otherwise restricts the ability of any Subsidiary to (i) pay Dividends or make other distributions or pay any Indebtedness owed to Borrower or any Subsidiary,
(ii) make loans or advances to Borrower or any Subsidiary or (iii) transfer any of its properties or assets to Borrower or any Subsidiary, other than encumbrances or restrictions existing under or by reason of:

                  (A) the Credit Documents;

                  (B) applicable law;

                  (C) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices;

                  (D) any restriction or encumbrance with respect to a Subsidiary imposed pursuant to (i) an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement or (ii) as required by any bare boat charter;

                  (E) the Senior Secured Notes and the Security Documents or any other encumbrance or restriction in effect on the Second Amended and Restated Effectiveness Date, each as in effect on the Second Amended and Restated Effectiveness Date, and any refinancing, extension or renewal thereof so long as such refinancing, extension or renewal is no more restrictive than (x) with respect to the Senior Secured Notes and all documents related thereto, including, without limitation, the Security Documents, this Agreement or (y) with respect to any other encumbrance or restriction, that existing on the Second Amended and Restated Effectiveness Date;

                  (F) Permitted Liens and other Liens permitted to exist under the Credit Documents and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens; provided, however, that such prohibitions or restrictions apply only to the assets subject to such Liens;

                  (G) encumbrances or restrictions on property of any Subsidiary which do not restrict the ability of such Subsidiary to transfer the property subject to such encumbrances or restrictions; and

                  (H) any encumbrances or restrictions pursuant to an agreement in effect on the date on which such Subsidiary was acquired by Borrower or any Subsidiary (provided that such encumbrance or restriction was not incurred in connection with or in contemplation of such acquisition).

                  (b) Borrower shall not permit any Subsidiary to incur, or become liable for, directly or indirectly, any Indebtedness for borrowed money unless (i) such Indebtedness is non-recourse to the Borrower and all other Subsidiaries, (ii) such Indebtedness is permitted under Section 8.03(b) hereof; or (iii) such Subsidiary guarantees the Obligations equally and ratably with such Indebtedness of the Subsidiary by executing a guaranty agreement in the form of Exhibit 8.04(b).

                  8.05 Transactions with Affiliates. Borrower shall not, directly or indirectly, enter into any transaction or series of transactions after the Second Amended and Restated Effectiveness Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to Borrower as would be obtainable by Borrower at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided, however, that the foregoing restrictions shall not apply to (a) employment arrangements entered into in the ordinary course of business with officers of Borrower, (b) customary fees paid to members of the Board of Directors of Borrower and (c) all transactions between or among Borrower and one or more Wholly-Owned Subsidiaries.

                  8.06 Limitation on Sale/Leaseback Transactions. The Borrower shall not, and shall not permit any Subsidiary to, enter into any Sale/Leaseback Transaction with any Person (other than the Borrower or a Subsidiary) unless:

                  (a) the Borrower or such Subsidiary would be entitled to incur Indebtedness in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to Section 8.03 or
8.04 without equally and ratably securing the Loans pursuant to such covenant;

                  (b) after the Second Amended and Restated Effectiveness Date and within a period commencing nine (9) months prior to the consummation of such Sale/Leaseback Transaction and ending nine (9) months after the consummation thereof, the Borrower or such Subsidiary shall have expended for property used or to be used in the ordinary course of business of the Borrower and its Subsidiaries an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction and the Borrower shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below or as otherwise permitted); or

                  (c) the Borrower, during the nine (9) month period after the effective date of such Sale/Leaseback Transaction, shall have applied to either
(i) the voluntary defeasance or retirement of any Obligations, any Pari Passu Indebtedness or any Funded Indebtedness or (ii) the acquisition of one or more Principal Properties at fair value, an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Board of Directors of the Borrower and evidenced by a Board Resolution, of such property at the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by the Borrower as set forth in clause (b) above), less an amount equal to the sum of the principal amount of the Obligations, Pari Passu Indebtedness and Funded Indebtedness voluntarily defeased or retired by the Borrower plus any amount expended to acquire any Principal Properties at fair value, within such nine-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by the Borrower or any Subsidiary during such period.

                  8.07 Cash Interest Coverage Ratio. Borrower shall not permit the ratio of (a) Consolidated EBITDA for any four consecutive complete fiscal quarters then last ended to (b) Consolidated Cash Interest Expense of Borrower for such period to be less than 3.00:1.00.

                  8.08 Debt to Capitalization Ratio. Borrower shall not permit the ratio of its Consolidated Indebtedness to its Consolidated Total Capitalization measured at the end of each fiscal quarter, to be greater at any time than the following ratio for the periods indicated:


        Through End of                  Through End of
      Calendar Year 1998              Calendar Year 1999               All Other Periods
      ------------------              ------------------               -----------------
         .50  to  1.0                     .45 to 1.0                       .40 to 1.0


                  8.09 Tangible Net Worth. Borrower shall not permit Consolidated Tangible Net Worth, measured at the end of each fiscal quarter after January 1, 1998 to be less than the sum of (a) $525.0 million, plus (b) an amount (added at the end of each fiscal quarter) equal to the greater of (x) $0 and (y) (A) 50% of Consolidated Net Income from January 1, 1998 to the end of such quarter (without giving effect to the proviso thereto) and (B) 75% of the value of any consideration received (net of issuance costs) (other than from the Borrower or any Subsidiary) in connection with the issuance of any capital stock by the Borrower or any subsidiary subsequent to the Execution Date at any time during the term hereof. In the case of any such issuance for non-cash consideration, the value of the consideration received shall be deemed to be the net increase in Consolidated Tangible

Net Worth resulting from the issuance (after giving effect to, without limitation, any goodwill or other intangibles created by the transaction or any writedown or writeoff in connection with the transaction).

                                   SECTION 9
                               EVENTS OF DEFAULT

                  Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  9.01 Payments. Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for one (1) or more Business Days after notice (written or oral) from the Administrative Agent or any Bank directed to the Chief Executive Officer, Chief Financial Officer, Treasurer or Controller of the Borrower, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing under any Credit Document; or

                  9.02 Representations, etc. Any material representation, warranty or statement made by the Borrower in any Credit Document or in any statement or certificate delivered or required to be delivered pursuant thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  9.03 Covenants. (a) Borrower or any Subsidiary shall default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.08, 8.01, 8.02, 8.07, 8.08, or 8.09 or (b) Borrower shall default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in any Credit Document and such default shall continue unremedied for a period of at least thirty (30) days after notice to any of the officers of Borrower named in Section 9.01(a) by the Administrative Agent or the Required Banks; or

                  9.04 Default Under Other Agreements. (a) Borrower or any Subsidiary shall (i) default in any payment with respect to any Indebtedness (other than the Obligations and any non-recourse indebtedness permitted to be incurred hereunder) beyond the period of grace, if any, applicable thereto or
(ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness of Borrower (other than the Obligations and any non-recourse indebtedness permitted to be incurred hereunder) shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided, however, that it shall not constitute an Event of Default pursuant to this Section 9.04 unless any such event referred to in clause (a) or (b) occurs with respect to one or more issues of Indebtedness aggregating at least $25.0 million or more; or

                  9.05 Bankruptcy, etc. Borrower or any significant Subsidiary (as such term is defined in Article 1, Rule 1-02 of Regulation S-X of the Securities and Exchange Commission as in effect on the date hereof) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Borrower or any significant Subsidiary and the petition is not dismissed within 60 days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower or any significant Subsidiary; or Borrower or any significant Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or such significant Subsidiary; or there is commenced against Borrower or any significant Subsidiary any such case or proceeding which remains undismissed for a period of sixty (60) days; or Borrower or any significant Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Borrower or any significant Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty (60) days; or Borrower or any significant Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by Borrower or any significant Subsidiary for the purpose of effecting any of the foregoing; or

                  9.06 Senior Secured Notes Redemption. Borrower shall fail to repay and retire the Senior Secured Notes in their entirety on or before January 15, 1998.

                  9.07 Judgments. One or more judgments or decrees shall be entered against Borrower or any Subsidiary involving a liability of $10.0 million or more in the aggregate (not paid or to the extent not covered by insurance) and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

                  9.08 Change of Control. There shall have occurred a Change of Control; or

                  9.09 Employee Benefit Plans. (a) Any member of the ERISA Group shall fail to pay when due an amount or amounts which it shall have become liable to pay under Title IV of ERISA; or(b) notice of intent to terminate a Plan shall be filed under Section 4041(c) of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or
(c) the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan; or
(d) there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans or (e) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan; or (f) any Lien in favor of the PBGC or a Plan shall arise on the assets of any member of the ERISA Group or a Subsidiary; and in each case in items (a) through (f) above, such event or condition, together with all other events or conditions, if any, could reasonably be expected to result in a Material Adverse Effect;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against Borrower, except as otherwise specifically provided for in this Agreement (provided, however, that, if an Event of Default specified in Section 9.05 shall occur with respect to Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission and any earned, unpaid fees shall forthwith become due and payable without any other notice of any kind;
(ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct Borrower to pay (and Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05 in respect of Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amounts of cash, to be held as security for Borrower's reimbursement obligations in respect of Letters of Credit then outstanding equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (v) apply any amounts held as cash collateral pursuant to Section 4.02 or this Section 9 to repay Obligations.

                                   SECTION 10
                                  DEFINITIONS

                  As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                  "Adjusted Commitment" for each Non-Defaulting Bank shall mean at any time the product of such Bank's Adjusted Percentage and the Adjusted Total Commitment.

                  "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Commitment at such time by the Adjusted Total Commitment at such time, it being understood that all references herein to Commitments and the Adjusted Total Commitment at a time when the Total Commitment or Adjusted Total Commitment, as the case may be, has been terminated shall be references to the Commitments or Adjusted Total Commitment, as the case may be, in effect immediately prior to such termination; provided, however, that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if, after giving effect to such Bank Default and any repayment of Loans at such time pursuant to
Section 4.02(A)(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Credit Loans of all Non-Defaulting Banks plus
(ii) the Letter of Credit Outstandings, exceeds the Adjusted Total Commitment;
(B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Credit Loans of all Non-Defaulting Banks plus (ii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Credit Loans, or of Unpaid Drawings with respect to Letters of Credit, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Credit Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Letter of Credit Outstandings equaling such Bank's Commitment at such time.

                  "Adjusted Total Commitment" shall mean at any time the Total Commitment less the aggregate Commitments of all Defaulting Banks.

                  "Administrative Agent" - see the first paragraph of this Agreement; this term shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

                  "Affected Eurodollar Loan" - see Section 4.02(B).

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agents" see the first paragraph of this Agreement.

                  "Agreement" shall mean this Second Amended and Restated Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

                  "Applicable Base Rate Margin" shall be equal to zero, as of the Second Amended and Restated Effective Date.

                  "Applicable Commitment Commission Percentage" shall be equal to the percentage per annum set forth below opposite Borrower's applicable Rating calculated changing in the same manner as the Applicable Eurodollar Margin, as set forth in the definition of Applicable Eurodollar Margin:


                                 COMMITMENT
                                 COMMISSION
          RATING                 PERCENTAGE
          ------                 ----------
          A-/A3                    .085%
        BBB+/Baa1                  .100%
         BBB/Baa2                  .120%
        BBB-/Baa3                  .150%
         BB+/Ba1                   .200%


                  "Applicable Eurodollar Margin" shall be equal to the percentage per annum set forth below opposite Borrower's applicable Rating, effective as of the date such Rating is published or announced and shall be applicable to all Loans outstanding from such date forward, even if such change occurs during an Interest Period. Such change shall not cause any retroactive change in the amount of interest accruing during existent Interest Rate Periods prior thereto but shall cause a change in the interest accruing during the remainder of such Interest Period:


                                 EURODOLLAR
          RATING                   MARGIN
          ------                 ----------
          A-/A3                    .250%
        BBB+/Baa1                  .285%
         BBB/Baa2                  .325%
        BBB-/Baa3                  .425%
         BB+/Ba1                   .625%


                  "Approved Bank" see the definition of "Cash Equivalents."

                  "Approved Company" see the definition of "Cash Equivalents."

                  "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit 10.01A hereto (appropriately completed).

                  "Attributable Indebtedness," when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

                  "Authorized Officer" shall mean any senior officer of Borrower designated as such in writing to the Administrative Agent by Borrower.

                  "Available Unutilized Commitment" for each Bank, shall mean the excess of (a) the Commitment of such Bank over (b) the sum of (x) the aggregate outstanding principal amount of Revolving Credit Loans made by such Bank, plus (y) an amount equal to such Bank's Adjusted Percentage of the Letter of Credit Outstandings at such time.

                  "Bank" see the first paragraph of this Agreement.

                  "Bank Default" shall mean (a) the refusal (which has not been retracted) of a Bank to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under Section 2.05(c) or (b) a Bank having notified the Administrative Agent and/or Borrower that it does not intend to comply with the obligations under Section 1.01 or under Section 2.05(c), in the case of either (a) or (b) as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

                  "Bankruptcy Code" - see Section 9.05.

                  "Base Rate" at any time shall mean the higher of (a) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (b) the Prime Lending Rate.

                  "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

                  "Benefit Arrangement" shall mean at any time an employee benefit plan with the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Borrower to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Administrative Agent.

                  "Borrower" - see the first paragraph of this Agreement.

                  "Borrowing" shall mean the incurrence of one Type of Loan pursuant to the Facility by Borrower from other than a Defaulting Bank: (a) in the case of a Revolving Credit Borrowing, all of the Banks on a pro rata basis,
(b) in the case of a Borrowing under the Swing Line Loan, the Swing Line Bank and (c) in the case of a Competitive Bid Borrowing, any Bank agreeing to make a Competitive Bid Loan on any given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided, however, that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

                  "BTCo" shall mean Bankers Trust Company.

                  "Business Day" shall mean (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market in London.

                  "Capital Expenditures" shall mean, with respect to any Person, without duplication, all expenditures by such Person which should be capitalized in accordance with GAAP, including, without duplication, all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person.

                  "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Stock" shall mean any and all shares, interests, rights to purchase, warrants, options, participants or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, including any Preferred Stock.

                  "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of Borrower or any Subsidiary in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of
(x) any Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million or (z) any Bank or bank (or the parent company of such bank) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition and (v) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.

                  "Change of Control" shall mean an event or series of events by which (a) any person (as defined in Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 35% of the voting power of the then outstanding Voting Stock of Borrower; or (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new or replacement directors whose election by the Board of Directors of Borrower or whose nomination for election by Borrower's stockholders, was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then in office.

                  "Claims" - see the definition of "Environmental Claims."

                  "Co-Agent" - see the first paragraph of this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Second Amended and Restated Effectiveness Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I hereto as the same may be
(x) reduced from time to time pursuant to Sections 3.02, and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 12.04.

                  "Commitment Commission" - see Section 3.01(a).

                  "Competitive Bid" means an offer by a Bank to make a Competitive Bid Loan pursuant to Section 1.03(c).

                  "Competitive Bid Accept/Reject Letter" shall mean a notification made by Borrower pursuant to Section 1.03(c)(iv) in the form of
Exhibit 1.03(c)(iv).

                  "Competitive Bid Loan" shall mean a Loan made pursuant to a Competitive Bid by the Bank or Banks accepting said bid.

                  "Competitive Bid Note(s)" shall mean the Note or Notes executed by Borrower to evidence a Competitive Bid Loan pursuant to Section 1.03(c) and Section 1.05.

                  "Competitive Bid Rate" means, as to any Competitive Bid made by a Bank pursuant to Section 1.03(c), (a) in the case of a Eurodollar Rate Loan, the total Eurodollar rate and (b) in the case of a Base Rate Loan, the per-annum rate of interest, offered in each case, by the Bank making such Competitive Bid.

                  "Competitive Borrowing" means a Borrowing, which may be either a Eurodollar Rate Competitive Borrowing or a Base Rate Competitive Borrowing, consisting of a Loan or Loans from the Bank or Banks whose Competitive Bids for such Borrowing have been accepted by Borrower under the bidding procedure described in Section 1.03(c)(i).

                  "Consolidated Cash Interest Expense" shall mean, for any period, total cash interest expense (including that attributable to Capital Leases, whether or not the Capitalized Lease Obligations under such Capitalized Leases is included in Indebtedness) of Borrower and the Subsidiaries on a consolidated basis during such period, including, without limitation, (i) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing during such period and (ii) all capitalized cash interest during such period.

                  "Consolidated EBITDA" shall mean, for any period, (a) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income, (v) depreciation expense of Borrower and the Subsidiaries, (vi) amortization expense of Borrower and the Subsidiaries, and (vii) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses, less (b) the amount for such period of gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (including the Loans) of Borrower and the Subsidiaries on a consolidated basis as determined in accordance with GAAP, excluding (i) all Contingent Obligations relating to the Indebtedness of any Person which such Indebtedness is included in the calculation of Consolidated Indebtedness of Borrower and the Subsidiaries and (ii) all Capitalized Lease Obligations under the Capitalized Lease (as in effect on the Second Amended and Restated Effectiveness Date) of the Glomar Explorer Fleet Rig (Official No. 547257).

                  "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases whether or not the Capitalized Lease Obligations under such Capitalized Lease is included in Indebtedness) of Borrower and the Subsidiaries in accordance with GAAP on a consolidated basis with respect to all outstanding Indebtedness of Borrower and the Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing.

                  "Consolidated Net Income" shall mean for any period, the net income (or loss) of Borrower and the Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided, however, that there shall be excluded therefrom (i) except to the extent of the amount of cash dividends or other cash distributions in respect of Capital Stock paid to Borrower or a Subsidiary by any other Person during such period out of funds legally available therefor, the net income (or loss) of such other Person other than a Subsidiary and, (ii) except to the extent included pursuant to clause (i) hereof, the net income (or loss) of any other Person accrued or attributable to any period prior to the date it becomes a Subsidiary or is merged into or consolidated with Borrower or any Subsidiary or such other Person's property or Capital Stock (or a portion thereof) is acquired by Borrower or any Subsidiary.

                  "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (a) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined and current maturities of long-term debt) and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent quarterly balance sheet of the Borrower and its consolidated subsidiaries and determined in accordance with GAAP.

                  "Consolidated Tangible Net Worth" shall mean, at any time, the net tangible worth of Borrower and the Subsidiaries on a consolidated basis determined in accordance with GAAP.

                  "Consolidated Total Capitalization" shall mean, at any time, the consolidated total Indebtedness plus shareholders equity of Borrower and its Subsidiaries.

                  "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, Dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain Working Capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Credit Documents" shall mean this Agreement, the Notes and any document executed in connection therewith, and as the context requires, the First Restated Credit Agreement.

                  "Credit Event" shall mean and include the making of a Loan or the issuance of a Letter of Credit.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                  "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the Maturity Date.

                  "Dividends" shall mean to declare or pay on the part of Borrower or any Subsidiary any dividends (other than dividends payable solely in Qualified Capital Stock of such Person (including pursuant to a shareholders' rights plan)) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its Capital Stock outstanding on the Second Amended and Restated Effectiveness Date or thereafter (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any Subsidiary to purchase or otherwise acquire for consideration any shares of any class of the Capital Stock of Borrower or any other Subsidiary, as the case may be, outstanding on the Second Amended and Restated Effectiveness Date or thereafter; provided, however, that Dividends shall not include the redemption of rights issued pursuant to a shareholders' rights agreement in an amount per right not to exceed a de minimis amount.

                  "Dollars" shall mean freely transferable lawful money of the United States.

                  "Eligible Transferee" shall mean a commercial bank, financial institution or other "accredited investor" (as defined by Regulation D of the Securities Act).

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations of Governmental Authorities or third parties or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged damage or injury or threat of injury or damage to health, safety or the environment.

                  "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy, treaty or convention and rule of common law now or hereafter in effect and in each case as amended and having legally binding effect on, and enforceable against, private parties, and any judicial or administrative interpretation thereof, including, without limitation, any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or health or safety or Release or threat of Release or treatment, storage, transport, generation, handling or disposal of any Hazardous Materials, including, without limitation, CERCLA; RCRA; the Deepwater Port Act, as amended, 33 U.S.C. sections 1501 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. section 7401 et seq.; the Clean Air Act, as amended, 42 U.S.C. section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. section 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. section 2701 et seq. and any state and local or foreign counterparts or equivalents.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Group" shall mean Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

                  "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

                  "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the offered quotation to first-class banks in the interbank Eurodollar market by the Administrative Agent or, in the case of Competitive Bid Loans, by each of the Banks making such Loans for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent (or Bank making such Competitive Bid Loan) for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" - see Section 9.


                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

                  "Execution Date" shall mean the date this Agreement is executed as shown on page 1 hereof.

                  "Facility" shall mean all Loans (including the Swing Line
Loan), Letter of Credit and other accommodations available under the credit facility established under this Agreement, evidenced and limited by the Total Commitment.

                  "Facing Fee" - see Section 3.01(c).

                  "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

                  "First Restated Credit Agreement" - see the recitals hereto.

                  "Fleet Rigs" shall mean the Glomar Explorer (Official No. 547527) and any offshore drilling rig or drilling vessel owned from time to time by Borrower or any subsidiary.

                  "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA.

                  "Funded Indebtedness" means all Indebtedness (including Indebtedness incurred under any revolving credit, letter of credit or working capital facility) that matures by its terms, or that is renewable at the option of any obligor thereon to a date more than one year after the date on which such Indebtedness is originally incurred.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Second Amended and Restated Effectiveness Date; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

                  "Governmental Authority" shall mean any government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Hazardous Materials" shall mean any pollutant, contaminant, toxic, hazardous, extremely hazardous or radioactive substance, constituent or waste, or any other constituent, waste, chemical material, compound or substance including, without limitation, petroleum including without limitation crude oil or any fraction thereof, or any petroleum product, subject to regulation under any Environmental Law.

                  "Indebtedness" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit, performance bonds, surety bonds and other obligations issued by or for the account of such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement, (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (e) all Capitalized Lease Obligations of such Person, (f) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person (provided that if the obligations so secured have not been assumed in full by such Person or are not otherwise such Person's legal liability in full, then such obligations shall be deemed to be in an amount equal to the greater of (i) the lesser of
(A) the full amount of such obligations and (B) the fair market value of such assets, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution, and (ii) the amount of obligations as have been assumed by such Person or which are otherwise such Person's legal liability), and (g) all Indebtedness of others (other than endorsements in the ordinary course of business) guaranteed by such Person to the extent of such guarantee.

                  "Indenture" shall mean the Indenture dated as of September 1, 1997 between Borrower and Wilmington Trust Company, as trustee, under which the issuance of $300,000,000.00 of Senior Unsecured Notes by the Borrower was authorized, as the same may be amended, modified or supplemented from time to time.

                  "Initial Borrowing Date" shall mean the date upon which the initial Borrowing of Loans occurs.

                  "Intellectual Property" - see Section 6.14.

                  "Interest Period" with respect to any Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

                  "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect Borrower or any Subsidiary against interest rate risk.

                  "Invitation to Bid" - see Section 1.03(c)(i).

                  "Joint Venture" means (a) with respect to properties located in the United States, any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Borrower and/or one or more Subsidiaries, and (b) with respect to properties located outside the United States, any partnership, corporation or other entity, in which up to and including 60% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Borrower and/or one or more Subsidiaries.

                  "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "L/C Supportable Obligations" shall mean such obligations of Borrower or any Subsidiary as are not inconsistent with the policies of the Letter of Credit Issuer determined reasonably and in good faith.

                  "Letter of Credit" - see Section 2.01(a).

                  "Letter of Credit Fee" - see Section 3.01(b).

                  "Letter of Credit Issuer" shall mean BTCo.

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

                  "Letter of Credit Request" - see Section 2.03(a).

                  "Lien" means any mortgage, pledge, lien, encumbrance, charge or security interest (including any agreement to give any of the foregoing). For purposes of this Agreement, the Borrower or any Subsidiary of the Borrower shall be deemed to own, subject to a Lien, any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset.

                  "Loan" - see Section 1.01(a). Loans shall include Revolving Credit Loans, Swing Line Loans and Competitive Bid Loans, except as otherwise specifically set forth herein.

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Material Adverse Effect" shall mean a material adverse effect on the performance, business, properties, assets, operations, nature of assets, liabilities, condition (financial or otherwise) or prospects of Borrower and the Subsidiaries taken as a whole.

                  "Maturity Date" shall mean five (5) years from the Execution Date.

                  "Minimum Borrowing Amount" shall mean (a) for Loans maintained as Base Rate Loans, $1.0 million and increments of $500,000 over such amount, and (b) for Loans maintained as Eurodollar Loans, $5.0 million and increments of $1.0 million over such amount.

                  "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

                  "Multiemployer Plan" shall mean at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                  "Non-Defaulting Bank" shall mean each Bank other than a Defaulting Bank.

                  "Note" or "Notes" - see Sections 1.05(a) and 1.05(b).

                  "Notice of Borrowing" - see Section 1.03.

                  "Notice of Competitive Borrowing" - see Section 1.03(c).

                  "Notice of Conversion" - see Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent at 130 Liberty Street, New York, New York or such other office as the Administrative Agent may designate to Borrower from time to time.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent or any Bank pursuant to the terms of any Credit Document.

                  "Original Credit Agreement" - see the recitals hereto.

                  "Pari Passu Indebtedness" means any Indebtedness of the Borrower, whether outstanding on the Second Amended and Restated Effectiveness Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Loans.

                  "Participant" - see Section 2.05(a).

                  "Payment Office" shall mean the office of the Administrative Agent at 130 Liberty Street, New York, New York or such other office as the Administrative Agent may designate to Borrower from time to time.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Percentage" shall mean for each Bank the percentage obtained by dividing such Bank's Commitment by the Total Commitment; provided, however, that if the Total Commitment has been terminated, the Percentage of each Bank shall be determined by dividing such Bank's Commitment immediately prior to such termination by the Total Commitment immediately prior to such termination.

                  "Permitted Liens" shall mean (a) Liens existing on the Second Amended and Restated Effectiveness Date; (b) Liens on property or assets of, or any shares of stock of, or other equity interests in, or indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Borrower or at the time such Person is merged into or consolidated with the Borrower or any of its Subsidiaries or at the time of a sale, lease or other disposition of the properties of a Person (or a division thereof) as an entirety or substantially as an entirety to the Borrower or a Subsidiary; (c) Liens in favor of the Borrower or any of its Subsidiaries; (d) Liens in favor of governmental bodies to secure progress or advance payments; (e) Liens securing industrial revenue or pollution control bonds; (f) Liens on assets existing at the time of acquisition thereof, securing all or any portion of the cost of acquiring, constructing, improving, developing or expanding such assets or securing Indebtedness incurred prior to, at the time of, or within twelve (12) months after, the later of the acquisition, the completion of construction, improvement, development or expansion or the commencement of commercial operation of such assets, for the purpose of
(i) financing all or any part of the purchase price of such assets or (ii) financing all or any part of the cost of construction, improvement, development or expansion of any such assets; (g) Liens on contracts, agreements or instruments of a Subsidiary entered into in connection with a transaction referred to in clause (f); (h) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings; (i) Liens on the stock, partnership or other equity interest of the Borrower or any Subsidiary in any Joint Venture or any Subsidiary that owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture; and (j) any extensions, substitutions, replacements or renewals in whole or in part of a Lien enumerated in clauses (a) through (i) above.

                  "Person" shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "Preferred Stock" in any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of Dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class in such Person.

                  "Prime Lending Rate" shall mean the rate which Bankers Trust Company announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Principal Property" means any drilling rig or drillship, or integral portion thereof, owned or leased by the Borrower or any Subsidiary and used for drilling offshore oil and gas wells, which, in the opinion of the Board of Directors, is of material importance to the business of the Borrower and its Subsidiaries taken as a whole, but no such drilling rig or drillship, or portion thereof, shall be deemed of material importance if its net book value (after deducting accumulated depreciation) is less than 2% of Consolidated Net Tangible Assets.

                  "Qualified Capital Stock" in any Person means any Capital Stock in such Person other than any Disqualified Capital Stock.

                  "Rating" shall mean the Indebtedness quality rating most recently published in respect of the Borrower's long-term Indebtedness by Moody's or S&P; provided, in the event that Moody's and S&P provide different Ratings of the Borrower, all calculations of Fees and Applicable Margins shall utilize the higher Rating, provided, further, if the Ratings are two (2) or more grades apart, the Rating one level above the lowest shall be utilized for all calculations and computations.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.

                  "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Register" - see Section 12.16.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, leaching or migration into the environment or into, out of or through any structure, property, pipeline, air, soil, subsurface strata, surface water, or groundwater or wetlands.

                  "Replaced Bank" - see Section 1.13.

                  "Replacement Bank" - see Section 1.13.

                  "Required Banks" shall mean Non-Defaulting Banks whose outstanding Commitments (or, if after the Total Commitment has been terminated, outstanding Loans and Adjusted Percentage of Letter of Credit Outstandings) constitute greater than 50% of the sum of the Adjusted Total Commitment (or, if after the Total Commitment has been terminated, the total outstanding Loans of Non-Defaulting Banks and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total Letter of Credit Outstandings at such time).

                  "Revolving Credit Loan" - see Section 1.01(a).

                  "S&P" shall mean Standard & Poor's Ratings Group and its successors.

                  "Sale/Leaseback Transaction" means any arrangement with any Person pursuant to which the Borrower or any Subsidiary leases any Principal Property that has been or is to be sold or transferred by the Borrower or the Subsidiary to such Person, other than (a) temporary leases for a term, including renewals at the option of the lessee, of not more than five years,
(b) leases between the Borrower and a Subsidiary or between Subsidiaries, (c) leases of Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property, and (d) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

                  "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                  "Second Amended and Restated Effectiveness Date" - see Section 12.10.

                  "Section 4.04(b) (ii) Certificate" - see Section 4.04(b)(ii).

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

                  "Security Documents" shall mean any documents evidencing, governing or securing the Senior Secured Notes as in effect on the Second Amended and Restated Effectiveness Date, including, without limitation, the indenture governing said Senior Secured Notes dated December 23, 1992.

                  "Senior Secured Notes" shall mean the 12-3/4% senior Secured Notes Due 1999 issued pursuant to the Security Documents.

                  "Standby Letter of Credit" - see Section 2.01(a).

                  "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

                  "Subsidiary" of any Person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has an equity interest in excess of that for the respective type of entity referenced in the definition of Joint Ventures at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of Borrower.

                  "Swing Line Bank" shall mean BTCo or such other Bank as is so designated from time to time in accordance with the provisions hereof.

                  "Swing Line Commitment" shall mean the commitment of the Swing Line Bank to make the Swing Line Loan up to a maximum principal amount of $10,000,000.00 as reduced from time to time pursuant to the terms hereof.

                  "Swing Line Loan" shall mean the loan or loans made by the Swing Line Bank in the maximum principal amount of the Swing Line Commitment.

                  "Swing Line Note" - see Section 1.05(b).

                  "Taxes" - see Section 4.04(a).

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks, which shall equal a maximum of $240,000,000.00, subject to reductions as herein provided.

                  "Total Unutilized Commitment" shall mean, at any time, (a) the Total Commitment at such time less (b) the sum of the aggregate principal amount of all Loans at such time, plus the Letter of Credit Outstandings at such time.

                  "Trade Letter of Credit" - see Section 2.01(a).

                  "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.

                  "Unfunded Liabilities" shall mean, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a current liability basis under
Section 412(l)(7) of the Code, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title I of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan.

                  "Unpaid Drawing" - see Section 2.04(a).

                  "Voting Stock" shall mean, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

                  "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the Capital Stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person. Unless otherwise expressly provided, all references herein to "Wholly-Owned Subsidiary" shall mean a Wholly-Owned Subsidiary of Borrower.

                  "Working Capital" shall mean an amount determined on a consolidated basis in accordance with GAAP) determined for Borrower and the Subsidiaries equal to the sum of all current assets (other than cash) less the sum of all current liabilities (other than the current portion of any Indebtedness that was long-term Indebtedness when incurred).

                  "Written" or "in writing" shall mean any form of written communication or a communication by means of telex or facsimile transmission.

                                   SECTION 11
                                   THE AGENTS

                  11.01 Appointment. The Banks hereby designate Bankers Trust Company as Administrative Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or Affiliates.

                  11.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or Affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                  11.03 Lack of Reliance on the Agents. Independently and without reliance upon the Agents, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make all of its own independent investigation of the financial condition and affairs of Borrower and the Subsidiaries in connection with the making and the continuance of the Loans and issuance and/or participation in Letters of Credit and the taking or not taking of any action in connection herewith and (b) its own appraisal of the creditworthiness of Borrower and the Subsidiaries and, except as expressly provided in this Agreement, the Agents shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agents shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Borrower and the Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this

Agreement or any other Credit Document, or the financial condition of Borrower and the Subsidiaries or the existence or possible existence of any Default or Event of Default.

                  11.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Bank nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

                  11.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for Borrower).

                  11.06 Indemnification. To the extent the Agents are not reimbursed and indemnified by Borrower, the Banks will reimburse and indemnify the Agents, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agents in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from either of the Agents' gross negligence or willful misconduct.

                  11.07 The Agents in Their Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Agents shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agents in their individual capacity. The Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower or its Subsidiaries or any Affiliate thereof as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower or any Subsidiary for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

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



                  11.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  11.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to Borrower.

                  (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

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



                                   SECTION 12
                                 MISCELLANEOUS.

                  12.01 Indemnification, Payment of Expenses, etc. Borrower agrees to (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of all counsel to the Administrative Agent, and of the Administrative Agent itself, and, after the occurrence and during the continuance of an Event of Default, each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the actual reasonable fees and disbursements of counsel for the Administrative Agent and, after the occurrence and during the continuance of an Event of Default for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent or such Bank) to pay such taxes; and (iii) indemnify each Bank (including in its capacity as the Administrative Agent or a Letter of Credit Issuer), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages, expenses, fines or penalties incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, whether initiated by Borrower or any other Person (other than the Office of the Comptroller of Currency, the FDIC or other regulatory authority having jurisdiction over any Bank if not related to any action or inaction by Borrower or any Subsidiary or any other event or occurrence relating to Borrower or any Subsidiary), including, without limitation, the actual reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) or (b) the actual or alleged presence of Hazardous Materials in the air, surface water, groundwater, surface or subsurface of any Real Property, offshore drilling rig, facility or location at any time owned or operated by Borrower or any Subsidiary, the generation, storage, transportation, treatment, release or disposal of Hazardous Materials at on, under or from any Real Property, offshore drilling rig, facility or location at any time owned or operated by Borrower or any Subsidiary, the noncompliance of Borrower or any Subsidiary, or of any Real Property, offshore drilling rig, facility or location at any time owned or operated by Borrower or any Subsidiary with any Environmental Law or any Environmental Claim asserted against Borrower or any Subsidiary with any Environmental Law or any Real Property, offshore drilling rig, facility or location at any time owned or operated by Borrower or any Subsidiary, including, in each case, without limitation, the actual reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any

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



losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default has occurred and is continuing, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Borrower or to any other Person, any such notice being hereby expressly waived, to the extent permitted by applicable law, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including without limitation by branches and agencies of such Bank wherever located) to or for the credit or the account of Borrower against and on account of the Obligations and liabilities of Borrower to such Bank under any Credit Document, including, without limitation, all interests in Obligations of Borrower purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with any Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  12.03 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telex or telecopier communication) and mailed, telexed, telecopied or delivered, if to Borrower or any Subsidiary, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective when received and, in the case of notice by telecopier, after confirmation of such receipt has been given by the recipient, excluding by way of automatic receipt produced by telecopier.

                  (b) Without in any way limiting the obligation of Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or any Letter of Credit Issuer, as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent or such Letter of Credit Issuer in good faith to be from an Authorized Officer of Borrower. In each such case, Borrower hereby waives the right to dispute the Administrative Agent's or such Letter of Credit Issuer's record of the terms of such telephonic notice.

                  12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that Borrower may not assign or transfer any of its rights or obligations

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



hereunder without the prior written consent of the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution; provided, however, that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall he entitled to the benefits of Sections 1.10 and 4.04 of this Agreement to the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold; provided, further, however, that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would
(i) extend the final scheduled maturity of any Loan or Note in which such participant is participating or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment) or (ii) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement.

                  (b) Notwithstanding the foregoing, (i) any Bank may assign all or a portion of its outstanding Commitment and its rights and obligations hereunder to its Affiliate or to another Bank, and (ii) with the consent of the Administrative Agent, each Letter of Credit Issuer and Borrower (which consent shall not be unreasonably withheld or delayed and which consent of Borrower need not be obtained at any time that a Default or Event of Default shall have occurred and be continuing), any Bank may assign all or a portion of its outstanding Commitment and its rights and obligations hereunder to one or more Eligible Transferees. Unless otherwise agreed to by Borrower, no assignment pursuant to the immediately preceding sentence shall to the extent such assignment represents an assignment to an institution other than one or more Banks hereunder, be in an aggregate amount less than $5.0 million unless the entire Commitment of the assigning Bank is so assigned. If any Bank so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Bank. Each assignment pursuant to this
Section 12.04(b) shall be effected by the assigning Bank and the assignee Bank executing an Assignment and Assumption Agreement. In the event of any such assignment (x) to a commercial bank or other financial institution not previously a Bank hereunder, either the assigning or the assignee Bank shall pay to the Administrative Agent a nonrefundable assignment fee of $3,500 and
(y) to a Bank, either the assigning or assignee Bank shall pay to Administrative Agent a nonrefundable assignment fee of $1,500, and at the time of any assignment pursuant to this Section 12.04(b), (A) Annex I hereto shall be deemed to be amended to reflect the Commitment of


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



the respective assignee, and of the other Banks, and (B) if any such assignment occurs after the Initial Borrowing Date, if requested by the assigning Bank and the assignee Bank, Borrower will issue new Notes to the respective assignee and to the assigning Bank in conformity with the requirements of Section 1.05. Each Bank and Borrower agree to execute such documents (including, without limitation, amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Nothing in this clause (b) shall prevent or prohibit any Bank from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

                  (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

                  (d) Each Bank initially party to this Agreement hereby represents, and each Person that became a Bank pursuant to an assignment permitted by this Section 12 will, upon its becoming party to this Agreement, represent that if it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes loans in the ordinary course of its business and that if it will make or acquire Loans for its own account in the ordinary course of such business; provided, however, that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

                  12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege under any Credit Document and no course of dealing between Borrower or any Subsidiary and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on Borrower or any Subsidiary in any case shall entitle Borrower or any Subsidiary to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

                  12.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of Borrower or any Subsidiary in respect of any Obligations of Borrower or any Subsidiary hereunder, if it shall distribute such payment to the Banks (other than any Bank that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

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



                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of Borrower or any Subsidiary, respectively, to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

                  12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto and unless otherwise specified herein all calculations made hereunder shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved for Borrower and its Subsidiaries on a consolidated basis (except as set forth in the notes thereto or as otherwise disclosed in writing by Borrower to the Banks); provided, however, that (x) except as otherwise specifically provided herein, all computations determining compliance with Section 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the September 30, 1997 historical financial statements of Borrower delivered to the Banks and (y) that if at any time the computations determining compliance with Section 8 utilize accounting principles different from those utilized in the financial statements furnished to the Banks, such financial statements shall be accompanied by reconciliation worksheets.

                  (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

                  12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL; USURY SAVINGS CLAUSE. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE

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



AFORESAID COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER LOCATED OUTSIDE NEW YORK CITY AND BY HAND DELIVERY TO BORROWER LOCATED WITHIN NEW YORK CITY, AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 12.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.

                  (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IF IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  (d) NOTWITHSTANDING ANYTHING ELSE HEREIN CONTAINED, BORROWER SHALL NEVER BE REQUIRED TO PAY ANY SUMS HEREUNDER THAT CONSTITUTE INTEREST AND THAT WOULD REQUIRE OR PERMIT PAYMENT OF INTEREST AT A RATE HIGHER THAN THE MAXIMUM NON-USURIOUS RATE ALLOWED BY APPLICABLE LAW.

                  12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, which may be delivered in original or facsimile form, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Borrower and the Administrative Agent.

                  12.10 Effectiveness. This Agreement shall become effective on the date (the "Second Amended and Restated Effectiveness Date") on which (a) Borrower and each of the Required Banks shall have signed and delivered to the Agent a copy hereof, whether the same or different copies and whether delivered in original form or by facsimile and (b) each of the conditions listed in
Section 5 shall have been fulfilled to the reasonable satisfaction of the Administrative Agent.

                  12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

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



                  12.12 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Borrower and the Required Banks; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) affected thereby and, with respect to clause (vi) below, the consent of the Administrative Agent (i) extend the Maturity Date, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability or any postdefault increase in interest rates) or Fees thereon, or reduce the principal amount thereof, (ii) increase the Commitment of such Bank over the amount thereof then in effect (if it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Bank),
(iii) amend, modify or waive any provision of this Section, (iv) reduce the percentage specified in the definition of Required Banks (if it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the Commitments are included on the Second Amended and Restated Effectiveness Date), or (v) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement. No provision of Section 2 or 11, or any other provisions relating to any Letter of Credit Issuer or the Administrative Agent may be modified without the consent of such Letter of Credit Issuer or the Administrative Agent, respectively.

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause (i), (iii), (iv), (v) or (vi) of the proviso to Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then Borrower shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination; provided, however, that Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to clause (ii) of the proviso to Section 12.12(a).

                  12.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 4.04, 11.07 or 12.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

                  12.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or Affiliate of such Bank; provided, however, that Borrower shall not be responsible for costs arising under Section 1.10 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12(a)) to the extent not otherwise applicable to such Bank prior to such transfer.

                  12.15 Confidentiality. The Banks shall hold all non-public information obtained pursuant to the requirements of this Agreement confidential and in any event may make disclosure

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



reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or participation therein (so long as such transferee or participant agrees to be bound by the provisions of this
Section 12.15) or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that, unless specifically prohibited by applicable law or court order, each Bank shall notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; provided, however, that in no event shall any Bank be obligated or required to return any materials furnished by Borrower or any Subsidiary.

                  12.16 Registry. Borrower hereby designates the Administrative Agent to serve as Borrower's agent, solely for purposes of this Section 12.16, to maintain a register (the "Register") on which if it will record the Commitments from time to rime of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank.

                  12.17 Effect on the First Restated Credit Agreement and Other Credit Documents. Upon the execution and delivery by the parties hereto of this Agreement and the satisfaction (or waiver) of the conditions set forth in
Section 5, (i) this Agreement shall be deemed to amend, restate and supersede the First Restated Credit Agreement and the Credit Documents (as defined therein), (ii) all Obligations under the First Restated Credit Agreement and other Credit Documents shall continue to be outstanding as modified by this Agreement and shall be governed in all respects by this Agreement and the other Credit Documents, it being agreed and understood that this Agreement does not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the First Restated Credit Agreement or any other Credit Document except as expressly modified by the Agreement, nor does if it operate as a waiver of any right, power or remedy of any Bank under any Credit Document (other than the First Restated Credit Agreement), and (iii) all references to the First Restated Credit Agreement in any Credit Document or other document or instrument delivered in

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



connection therewith shall be deemed to refer to this Agreement and the provisions hereof, provided, notwithstanding the above, it is expressly agreed that the Guaranties have been and hereby are released in their entirety and are of no further force or effect and the former Guarantors have no further liability under said Guaranties.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


Address:                                GLOBAL MARINE INC.


777 N. Eldridge Road
Houston, Texas 77079-4416               By:      /s/ W. MATT RALLS
Telecopy:    (281)____________             -------------------------------------
Telephone:   (281)____________                       W. Matt Ralls
Attention:____________________               Vice President and Treasurer





                                        BANKERS TRUST COMPANY,
                                        Individually and as Administrative Agent



                                        By: /s/ MARCUS M. TARKINGTON
                                           -------------------------------------
                                        Name:  Marcus M. Tarkington
                                        Title: Vice President

                                        ABN AMRO BANK, N.V.



                                        By: /s/ W. BRYAN CHAPMAN
                                           -------------------------------------
                                        Name:  W. Bryan Chapman
                                        Title: Group Vice President



                                        By: /s/ H. GENE SHIELS
                                           -------------------------------------
                                        Name:  H. Gene Shiels
                                        Title: Vice President

                                        THE BANK OF NOVA SCOTIA



                                        By: /s/ A.S. NORSWORTHY
                                           -------------------------------------
                                        Name:  A.S. Norsworthy
                                        Title: Sr. Team Leader-Loan Operations

                                        THE BANK OF TOKYO - MITSUBISHI, LTD.
                                        HOUSTON AGENCY



                                        By: /s/ JOHN W. MCGHEE
                                           -------------------------------------
                                        Name:    John W. McGhee
                                        Title:   Vice President and Manager

                                        CHRISTIANIA BANK og KREDITKASSE
                                        ASA NEW YORK BRANCH



                                        By: /s/ WILLIAM J. ABER
                                           -------------------------------------
                                        Name:  William J. Aber
                                        Title: Senior Vice President


                                        By: /s/ WILLIAM S. PHILLIPS
                                           -------------------------------------
                                        Name:  William S. Phillips
                                        Title: Vice President

                                        CREDIT LYONNAIS NEW YORK BRANCH



                                        By: /s/ PHILLIPPE SOUSTRA
                                           -------------------------------------
                                        Name: Phillippe Soustra
                                        Title: Senior Vice President

                                        DEN NORSKE BANK ASA, NEW YORK
                                        BRANCH, individually and as Co-Agent



                                        By: /s/ THEODORE S. JADICK, JR.
                                           -------------------------------------
                                        Name:  Theodore S. Jadick, Jr.
                                        Title: Senior Vice President



                                        By: /s/ BARBARA GRONQUIST
                                           -------------------------------------
                                        Name:  Barbara Gronquist
                                        Title: First Vice President

                                        THE FUJI BANK, LIMITED



                                        By: /s/ KENICHI TATARA
                                           -------------------------------------
                                        Name:  Kenichi Tatara
                                        Title: Vice President & Manager

                                        SKANDINAVISKA ENSKILDA BANKEN AB
                                        (PUBL), individually and as Co-Agent




                                        By:   [signature illegible]
                                           -------------------------------------
                                        Name:
                                        Title:



                                        By:   [signature illegible]
                                           -------------------------------------
                                        Name:
                                        Title:

                                        SOCIETE GENERALE, SOUTHWEST AGENCY,
                                        individually and as Documentation Agent



                                        By: /s/ RICHARD A. GOULD
                                           -------------------------------------
                                        Name:  Richard A. Gould
                                        Title: Vice President

                                        TORONTO DOMINION (TEXAS), INC.



                                        By: /s/ DARLENE REIDEL
                                           -------------------------------------
                                        Name:  Darlene Reidel
                                        Title: Vice President

                                                                        ANNEX I


                                  COMMITMENTS





                                                                   SWING LINE
         BANK                               COMMITMENT             COMMITMENT
         ----                               ----------             ----------
Bankers Trust Company                    $ 71,916,666.67      $  10,000,000.00

ABN AMRO Bank, N.V.                        10,000,000.00

The Bank of Nova Scotia                    15,000,000.00

The Bank of Tokyo-Mitsubishi,              15,000,000.00
Ltd., Houston Agency

Christiania Bank og Kreditkasse
ASA, New York Branch                       10,000,000.00

Credit Lyonnais New York
Branch                                     10,000,000.00

Den Norske Bank ASA, New                   21,000,000.00
York Branch

The Fuji Bank, Limited                     10,000,000.00

Skandinaviska Enskilda Banken
AB (publ)                                  25,000,000.00

Societe Generale, Southwest
Agency                                     33,333,333.33

Toronto Dominion (Texas), Inc.             18,750,000.00
                                         ---------------      ----------------

                               Total     $240,000,000.00      $  10,000,000.00
                                         ===============      ================

                                                                       ANNEX II


                                 BANK ADDRESSES


Bankers Trust Company                             130 Liberty Street
                                                  New York, New York 10006
                                                  Attention: Patricia Hogan
                                                  Tel. No.: (212) 250-5175
                                                  Fax No.: (212) 250-7218

ABN AMRO Bank, N.V.                               Three Riverway
                                                  Suite 1700
                                                  Houston, Texas   77056
                                                  Attention: Cheryl I. Lipshutz
                                                  Tel. No.: (713) 629-7533
                                                  Fax No.: (713) 964-3351

The Bank of Nova Scotia                           1100 Louisiana Street
                                                  Suite 3000
                                                  Houston, TX 77002
                                                  Attention: Jamie Conn
                                                  Tel. No.: (713) 752-0900
                                                  Fax No.: (713) 752-2425

The Bank of Tokyo - Mitsubishi, Ltd.,             1100 Louisiana Street
Houston Agency                                    Suite 2800
                                                  Houston, Texas   77002
                                                  Attention: John W. McGhee
                                                  Tel. No.: (713) 655-3811
                                                  Fax No.: (713) 658-0116

Christiania Bank og Kreditkasse ASA, New          11 West 42nd Street
York Branch                                       7th Floor
                                                  New York, NY 10036
                                                  Attention: Martin Lunder
                                                  Tel. No.: (212) 827-4800
                                                  Fax No.: (212) 827-4888

Credit Lyonnais New York Branch                   1000 Louisiana Street
                                                  Suite 5360
                                                  Houston, TX 77002
                                                  Attention: Tom Byargeon
                                                  Tel. No.: (713) 753-8706
                                                  Fax No.: (713) 751-0307

Den Norske Bank ASA, New York Branch              200 Park Avenue
                                                  31st Floor
                                                  New York, New York 10016
                                                  Attention: Ted Jadick
                                                  Tel. No.: (212) 681-3860
                                                  Fax No.: (212) 681-3900

The Fuji Bank, Limited                            1 Houston Center
                                                  Suite 4100
                                                  1211 McKinney Street
                                                  Houston, TX 77010
                                                  Attention: Mark Polasek
                                                  Tel. No.: (713) 650-7863
                                                  Fax No.: (713) 759-0048

Skandinaviska Enskilda Banken AB                  Rosenkrantz GT22
(publ)                                            P. O. Box 18432 Vika
                                                  0123 Oslo
                                                  Norway
                                                  Attention: Bjarte Boe
                                                  Tel. No.: 011-47-22-827004
                                                  Fax No.: 011-47-22-827124

Societe Generale, Southwest Agency                1111 Bagby Street
                                                  Suite 2020
                                                  Houston, Texas 77002
                                                  Attention: Paul Cornell
                                                  Tel. No.: (713) 650-1777
                                                  Fax No.: (713) 650-0824

Toronto Dominion (Texas), Inc.                    909 Fannin
                                                  Suite 1700
                                                  Houston, Texas 77010
                                                  Attention: George McCormick
                                                  Tel. No.: (713) 653-8213
                                                  Fax No.: (713) 652-2647